Agreement
Execution Version

Facility Agreement

Solitario Exploration & Royalty Corp. RMB Australia Holdings Limited RMB Resources Inc.
david.walton@freehills.com

Contents

Table of contents

	The agreement		6
	Operative part		7
1	Definitions and interpretations		7
	1.1	Definitions	7
	1.2	Interpretations	27
	1.3	Inclusive expressions	28
	1.4	Business Day	29
	1.5	Accounting Standards	29
2	Conditions precedent		29
	2.1	Conditions precedent to the first Funding Portion	29
	2.2	Conditions precedent to all Funding Portions	30
	2.3	Certified copies	31
	2.4	Benefit of conditions precedent	31
3	Commitment, purpose and availability of Facility		31
	3.1	Provision of Commitment	31
	3.2	Purpose	31
	3.3	Cancellation of Commitment during Availability Period	31
	3.4	Cancellation at end of Availability Period	32
	3.5	Voluntary prepayment	32
	3.6	Mandatory prepayment	32
4	Funding and rate setting procedures		32
	4.1	Delivery of Funding Notice	32

1

	4.2	Requirements for a Funding Notice	32
	4.3	Irrevocability of Funding Notice	33
	4.4	Amount of Funding Portions	33
	4.5	Selection of Interest Periods	33
	4.6	Determination of Funding Rate	33
5	Facility		33
	5.1	Provision of Funding Portions	33
	5.2	Repayment	33
	5.3	Interest	34
	5.4	Calculation of per annum interest rate	34
	5.5	Market Disruption Event	34
6	Payments		35
	6.1	Manner of payment	35
	6.2	Payments on a Business Day	35
	6.3	Payments in gross	35
	6.4	Additional payments	35
	6.5	Taxation deduction procedures	36
	6.6	Tax Credit	36
	6.7	Tax affairs	36
	6.8	Amounts payable on demand	36
	6.9	Appropriation of payments	36
	6.10	Currency exchanges	37
7	Warrants		37
	7.1	Grant	37
	7.2	Issue of Warrants	37
	7.3	Exercise of Warrants	37
	7.4	Ranking of Shares and Warrants	39
	7.5	Registration under Securities Laws	39
	7.6	Approvals for issue of Shares	40
8	Representations and warranties		40
	8.1	General representations and warranties	40
	8.2	Project representations and warranties	43

2

	8.3	Survival and repetition of representations and warranties	45
	8.4	Reliance by Finance Parties	45
9	Undertakings		45
	9.1	Conduct of Project	45
	9.2	Project Covenants	45
	9.3	Environmental issues	46
	9.4	Corporate and Project Budget	46
	9.5	Provision of information and reports	47
	9.6	Proper accounts	48
	9.7	Notices to the Agent	48
	9.8	Corporate existence	49
	9.9	Compliance	49
	9.10	Maintenance of capital	49
	9.11	Compliance with laws and Authorizations	49
	9.12	ERISA	50
	9.13	Payment of debts, expenses and Taxes	50
	9.14	Project Documents	50
	9.15	MHLLC Operating Agreement and Letter of Intent	51
	9.16	Amendments to constitution	52
	9.17	Negative pledge and disposal of assets	52
	9.18	No change to business	53
	9.19	Financial accommodation and Financial Indebtedness	53
	9.20	Arm’s length transactions	53
	9.21	Restrictions on Distributions and fees	53
	9.22	Undertakings regarding property	54
	9.23	Undertakings in relation to Security Interests	54
	9.24	Governance	55
	9.25	Insurance	55
	9.26	Term of undertakings	57
10	Proceeds Account		57
	10.1	Establishment of Proceeds Account	54
	10.2	Flow of funds from Proceeds Account	58

3

11	Events of Default and Review Events		58
	11.1	Events of Default	58
	11.2	Cure periods	63
	11.3	Effect of Event of Default	63
	11.4	Parties to continue to perform	63
	11.5	Enforcement	64
	11.6	Review event	64
12	Increased costs and illegality		65
	12.1	Increased costs	65
	12.2	Illegality	65
	12.3	Reduction of Commitment	65
	12.4	Patriot Act	66
13	Indemnities and Break Costs		66
	13.1	General indemnity	66
	13.2	Break Costs	67
	13.3	Continuing indemnities and evidence of Loss	67
14	Fees, Tax, costs and expenses		67
	14.1	Arrangement fee	67
	14.2	Tax	67
	14.3	Costs and expenses	68
15	Interest on overdue amounts		68
	15.1	Payment of interest	68
	15.2	Accrual of interest	68
	15.3	Rate of interest	68
16	Assignment		69
	16.1	Assignment	69
	16.2	Borrower obligation in registered form	69
	16.3	Assignment by Finance Party	69
	16.4	Assist	69
	16.5	Lending Office	69
	16.6	No increase in costs	69
17	Saving provisions		70
	17.1	No merger of security	70

4

	17.2	Exclusion of moratorium	70
	17.3	Conflict	70
	17.4	Consents	70
	17.5	Principal obligations	70
	17.6	Non-avoidance	71
	17.7	Set-off authorized	71
	17.8	Agent’s certificates and approvals	71
	17.9	No reliance or other obligations and risk assumption	71
	17.10	Power of attorney	72
18	General		72
	18.1	Confidential information	72
	18.2	Borrower to bear cost	72
	18.3	Notices	72
	18.4	Governing law and jurisdiction	73
	18.5	Prohibition and enforceability	73
	18.6	Waivers	74
	18.7	Variation	74
	18.8	Cumulative rights	74
	18.9	Counterparts	74

Signing page75

Freehills owns the copyright in this document and using it without permission is strictly prohibited.

5

The agreement

Facility Agreement

Date ► August 10, 2012

Between the parties
Borrower

Solitario Exploration & Royalty Corp.

a corporation existing under the laws of Colorado, United States of America of 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033, United States of America

(Borrower)

Financier	RMB Australia Holdings Limited ACN 003 201 214 of Level 13, 60 Castlereagh Street, Sydney, New South Wales 2000, Australia (Financier)
Agent	RMB Resources Inc. of 77 Water Street, 8th Floor, New York, New York 10005, United States of America (Agent)
Background	the Financier has agreed to provide the Facility to the Borrower on the terms of this agreement.
The parties agree	as set out in the operative part of this agreement, in consideration of, among other things, the mutual promises contained in this agreement.

6

Operative part

1	Definitions and interpretations
1.1	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning
Accounting Standards	generally accepted accounting principles in the United States of America.
Affiliate

with respect to a Person:

1     any partner, officer, ten percent (10%) or more shareholder, manager, director or managing agent of that Person or that Person’s Affiliates;

2     any spouse, parent, siblings, children or grandchildren (by birth or adoption) of that Person; and

3     any other Person (other than a Subsidiary):

•       that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person;

•       that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of that Person or any Subsidiary of that Person; or

•       10% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by that Person or a Subsidiary of that Person.

Notwithstanding anything to the contrary in this agreement, the term ‘Affiliate’, as applied to Solitario and MHLLC, shall not mean or include DHIUS or any Affiliate of DHIUS (unless that Affiliate is independently an Affiliate of Solitario or MHLLC).

Attorney	an attorney appointed under a Transaction Document.
Augusta Agreement	the Share Purchase Agreement dated November 15, 2007 between Augusta Resource Corporation and Ely Gold & Minerals Inc. (formerly Ivana Ventures Inc.).

7

Authorization

1     any consent, registration, filing, agreement, notice of non-objection, notarization, certificate, license, approval, permit, authority or exemption; and

2     in relation to anything which a Government Agency may prohibit or restrict within a specific period, the expiry of that period without appeal, intervention or action or notice of intended appeal, intervention or action.

Availability Period	the period of 24 months commencing on Financial Close.
Bankruptcy Code	Title 11 of the United States Code as amended from time to time.
Break Costs

for any repayment or prepayment, the amount (if any) by which:

1     the interest on the amount repaid or prepaid which the Financier should have received under this agreement (had the repayment or prepayment not occurred),

exceeds:

2     the return which that Financier would be able to obtain by placing the amount repaid or prepaid to it on deposit with a Reference Bank,

in each case for the period from the date of repayment or prepayment until the last day of the then current Interest Period applicable to the repaid or prepaid amount.

Business Day

1     for the purposes of clause 18.3

, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

2     for all other purposes, a day on which banks are open for business in Sydney, Australia, New York, New York and Denver, Colorado, excluding a Saturday, Sunday or public holiday.

Change in Law

any present or future law, regulation, treaty, order or official directive or request (which, if not having the force of law, would be complied with by a responsible financial institution) which:

1     commences, is introduced, or changes, after the date of this agreement; and

2     does not relate to a change in the effective rate at which Tax is imposed on the overall net income of a Finance Party.

Collateral Security	any present or future Encumbrance, Surety Obligation or other document or agreement created or entered into by the Borrower or any other person as security for, or to credit enhance, the payment of any of the Secured Moneys, including any further security granted under clause 9.23(a)

8

Commitment	the maximum aggregate amount agreed to be provided by the Financier under the Facility, being $5,000,000, as reduced or cancelled in accordance with this agreement.
Contamination	in respect of a property, the presence of Pollutants: 1 in, on or under the property; or 2 in the ambient air and emanating from the property.
Contested Tax	a Tax payable by the Borrower where the Borrower is contesting its liability to pay that Tax, and has reasonable grounds to do so.
Continuing Payment Obligations	has the meaning given to that term in section 3.2(c)(v) of Article III of the MHLLC Operating Agreement.
Contribution Agreement	the agreement entitled ‘Limited Liability Company Contribution Agreement’ dated 22 December 2010 between DHIUS, the Borrower and MHLLC.
Control

of a Person, includes the possession directly or indirectly of the power, whether or not having statutory, legal or equitable force, and whether or not based on statutory, legal or equitable rights, directly or indirectly, to do any of the following:

1     to control 50% or more of the total votes which might be cast at a general meeting of that Person;

2     to elect or appoint a majority of the board of directors or other governing body of that Person; or

3     to direct or cause the direction of the management and policies of that company whether by means of trusts, agreements, arrangements, understandings, the ownership of any interest in shares or stock of that company or otherwise.

Corporate and Project Budget

the document comprising:

1     the consolidated cashflow budget for the Solitario Group for a 36 month period; and

2     the financial budget for the Project over a 36 month period, which must be consistent and not conflict with the consolidated cashflow budget for the Solitario Group as described in item 1 above,

to be initially provided in accordance with clause 2.1(c)

and then provided in an updated form under clauses 9.4

and 9.5(c)

.

9

Debtor Relief Laws	the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect and applicable to the Borrower or MHLLC, having regard to its place of formation.
Default	1 an Event of Default; or 2 a Potential Event of Default.
Deposit Account Control Agreement	the deposit account control agreement between the Borrower, the Finance Parties and KeyBank National Association in relation to the Proceeds Account.
DHIUS	DHI Minerals (U.S.) Ltd a corporation existing under the laws of Nevada, United States of America.
Dispose	in relation to any asset, property or right, means to sell, transfer, assign, surrender, convey, lease, license, discount, lend, farm-out or otherwise dispose of any interest in the asset, property or right.
Distribution	any dividend, distribution or other amount declared or paid by the Borrower on any Marketable Securities issued by it.
Documents	the Transaction Documents and the Project Documents.
Dollars and $	the lawful currency of the United States of America.
Encumbrance

as applied to the property of any Person:

1     any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, capital lease, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of that Person or upon the income and profits from that property, whether that interest is based on the common law, statute or contract;

2     any arrangement, express or implied, under which any property of that Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Financial Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of that Person; and

3     the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code of any state or its equivalent in any jurisdiction.

10

Environmental Approvals	all consents, approvals, licenses or other Authorizations of any kind required by Environmental Law.
Environmental Bonding	the environmental bonding instruments or cash bonds which have been posted with the U.S. Forest Service as disclosed in Schedule 11
Environmental Law	any law of the United States of America or the State of Nevada that relates to the protection of the environment or health and safety or manages Pollutants, including laws concerning land use or the rehabilitation of any land, development, Contamination, conservation of natural or cultural resources and resource allocation (including any law of the United States of America or the State of Nevada relating to the exploration for, and development or exploitation of, any natural resource).
Environmental Liability

any actual or potential Loss incurred or which may be incurred in connection with:

1     the investigation or remediation;

2     a claim by any third party;

3     any action, order, declaration or notice by a Government Agency under an Environmental Law; or

4     any agreement between the Borrower or MHLLC and any:

•       owner or occupier of land; or

•       Government Agency,

of or in respect of Contamination of the Project or the Project Area, but does not include any Loss (which but for this sentence would be an Environmental Liability) arising from the development of the Project in accordance with all applicable Environmental Laws and Environmental Approvals.

ERISA	the Employee Retirement Income Security Act of 1974 (PL 93-406, 2 September 1974), as amended.
Event of Default	any event specified in clause 11.1
Exchange	1 NYSE MKT; and 2 the Toronto Stock Exchange.

11

Excluded Tax

a Tax imposed by any jurisdiction on the net income of a Finance Party but not a Tax:

1     calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by a Finance Party under a Transaction Document or any other document referred to in a Transaction Document; or

2     imposed as a result of a Finance Party being considered a resident of or organized or doing business in that jurisdiction solely as a result of it being a party to a Transaction Document or any transaction contemplated by a Transaction Document.

Exercise Price	$1.5387.
Expiry Date	the date which is 36 months after a Warrant is issued to the Financier or the Financier’s nominee under this agreement.
Facility	the Facility made available by the Financier to the Borrower under clause 3.1
Finance Party	each of the Agent and the Financier and Finance Parties means both of them.
Financial Close	the date on which all of the conditions precedent in clause 2.1

12

Financial Indebtedness

any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:

1     bill, bond, debenture, note or similar instrument;

2     acceptance, endorsement or discounting arrangement;

3     Surety Obligation;

4     finance or capital Lease;

5     agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service;

6     obligation to deliver goods or provide services paid for in advance by any financier;

7     agreement for the payment of capital or premium on the redemption of any preference shares; or

8     Hedging Agreements,

and irrespective of whether the debt or liability:

9     is present or future;

10   is actual, prospective, contingent or otherwise;

11   is at any time ascertained or unascertained;

12   is owed or incurred alone or severally or jointly or both with any other person; or

13   comprises any combination of the above.

Financial Report

1     in relation to the Borrower, the following financial statements and information in relation to the entity (or the equivalent financial statements or information in the jurisdiction of the entity), prepared in accordance with the Accounting Standards for its financial quarter or financial year:

•       a balance sheet;

•       a statement of operations; and

•       a statement of cash flows; and

2     in relation to MHLLC, the following financial statements and information in relation to the entity (or the equivalent financial statements or information in the jurisdiction of the entity), for its financial quarter or financial year:

•       a balance sheet; and

•       a statement of operations.

Financier Warrants	1,624,748 Warrants.

13

Force Majeure Event

1     an act of God;

2     war, revolution, an act of terrorism, or any other unlawful act against public order or authority;

3     a restraint by a Government Agency; and

4     any other event beyond the reasonable control of a person, whether or not foreseeable,

which wholly or partially prevents, hinders, obstructs, delays or interferes with the development or operation of the Project.

Funding Date	the date on which a Funding Portion is provided, or is to be provided, to the Borrower under this agreement.
Funding Notice	a notice given under clause 4.1
Funding Portion	each portion of the Commitment provided under this agreement.
Funding Rate	in respect of an Interest Period, the aggregate of: 1 LIBOR for that Interest Period; and 2 the Margin.
Good Industry Practice	in respect of the Project, the degree of care and skill, diligence, prudence (financial and operational), foresight and operating practice which would reasonably and ordinarily be expected from a skilled operator engaged in the same type of undertaking as the Project under the same or similar circumstances.
Government Agency	any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.
Group Structure Diagram	the group structure diagram in Schedule 8
Hedging Agreement	an interest rate transaction, foreign exchange transaction, equity or equity index option, bond option, commodity swap, commodity option, commodity forward sale, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement, including any master agreement and any transaction or confirmation under it.

14

Initial Transaction Costs

1     all Taxes and registration fees payable on or with respect to the Transaction Documents;

2     the reasonable legal fees in relation to the preparation, negotiation and completion of the Transaction Documents and all related matters; and

3     all other reasonable fees, costs and expenses (including travel costs, fees payable to any independent technical expert and other disbursements) of the Finance Parties.

Interest Payment Date	the last day of each Interest Period.
Interest Period	a period selected or determined under clause 4.5
Key Mineral Rights

1     the Mineral Rights in relation to the unpatented mining claims, fee and leased land, and other interests in land set out in Part 1 of Schedule 2

;

2     any other mining claim or right owned by MHLLC which is material in the context of the Project and which the Agent reasonably designates by notice to the Borrower to be a ‘Key Mineral Right’;

3     any present or future renewal, extension, modification, substitution, amalgamation or variation of any of the land and interests in land described in paragraphs 1 and 2

;

4     any present or future interest from time to time held by or on behalf of MHLLC in any other present or future mining claim or right which forms part of, is used in connection with or relates in any way to the land and interests in land described in paragraphs 1 and 2

; and

5     any present or future application for or interest in any of the above, which confers or which, when granted, will confer the same or similar rights.

Lease	a lease, charter, hire purchase, hiring agreement or any other agreement under which any property is or may be used or operated by a person other than the owner.
Leased Property	the property described in Schedule 3
Lending Office	in respect of a Finance Party, the office of that Finance Party set out opposite its name in Schedule 1
Letter of Intent	the Letter of Intent dated 27 August 2010 between the Borrower, DHIUS and Ely Gold & Minerals Inc..

15

LIBOR

in relation to an Interest Period for a Funding Portion, the rate per cent per annum determined by the Agent to be:

1     the average of the rates quoted on the LIBOR Page as being the rate per annum at which United States Dollar deposits are offered for a period equivalent to the Interest Period at about 11.00 am (London time) on the Value Date, eliminating the highest and lowest rates and rounding up the resultant figure to 4 decimal places;

2     where 2 or fewer rates are quoted for the relevant period on the LIBOR Page at the relevant time, the average of the rates notified to the Agent by each Reference Bank to be the rate per annum at which United States Dollar deposits are offered to that Reference Bank for a period equivalent to the Interest Period at about 11.00 am (London time) on the Value Date, rounding up the resultant figure to 4 decimal places; or

3     if LIBOR cannot be determined in accordance with paragraphs 1 or 2 of this definition, the rate most nearly approximating the rate that would otherwise have been calculated by the Agent in accordance with paragraphs 1 or 2 having regard to comparable indices then available in the financial markets.

LIBOR Business Day	a day on which banks are open for business in London and New York excluding a Saturday, Sunday or public holiday.
LIBOR Page	the Bloomberg Screen BTMM, being the page on which the British Bankers’ Association Interest Settlement Rate for US Dollars is displayed, or any other Bloomberg page which may replace it for the purpose of displaying offered rates for United States Dollar deposits.
Listing Rules	the listing rules of the Exchange together with any agreement between the Borrower and the Exchange in connection with the listing of the Shares.
Loss	any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment.
Management Committee	has the meaning given to that term in the MHLLC Operating Agreement.
Manager	has the meaning given to that term in the MHLLC Operating Agreement.
Margin	5% per annum.

16

Marketable Securities

1     debentures, stocks, shares or bonds of any government, of any local Government Agency, or of any body corporate, association or society, and includes any right or option in respect of shares in any body corporate;

2     any unit (whatever called) in a trust estate which represents a legal or beneficial interest in any of the income or assets of a trust estate and includes, but is not limited to, any option to acquire any unit as described in this paragraph 2;

3     any option or right in respect of an unissued share;

4     any convertible note; and

5     any instrument or security which is a combination of any of the above.

Market Disruption Event	any event specified in clause 5.5
Material Adverse Effect

a material adverse effect on:

1     the ability of the Borrower to perform any of its obligations under any Transaction Document;

2     the rights of the Finance Parties under, or the enforceability of, a Transaction Document;

3     the value of the Secured Property (for the avoidance of doubt, a reduction of the price of gold or other metals or minerals to be produced by the Project is not to be taken to have a material adverse effect on the value of the Secured Property); or

4     the assets, business or operations of the Borrower or MHLLC (including the Project and the Project Assets).

Material Agreement

1     the MHLLC Operating Agreement;

2     the Contribution Agreement; and

3     any other agreement:

•       to which the Borrower or MHLLC is a party; and

•       that is, in the reasonable opinion of the Agent, material to the development of the Project and which the Agent notifies the Borrower is to be a Material Agreement, but the Agent will not designate an agreement for the provision of any goods or services to be a Material Agreement if the relevant agreement (if terminated) would be readily replaceable in the market for the relevant goods or services within a reasonable period.

MHLLC	Mt. Hamilton LLC, a Colorado limited liability company.
MHLLC OA Side Agreement	the side agreement dated on or about the date of this agreement between DHIUS, the Borrower, MHLLC and the Finance Parties in respect of (among other things) the MHLLC Operating Agreement.

17

MHLLC Operating Agreement	the agreement entitled ‘Limited Liability Company Operating Agreement of Mt. Hamilton LLC’ dated 22 December 2010 between the Borrower and DHIUS.
Mineral Rights

1     all of the patented and unpatented mining claims, fee and leased lands, and other interests in lands, which are held by MHLLC and are described in Schedule 2 and Schedule 3

of this agreement;

2     all entitlements of MHLLC under the provisions of the Mining Law to conduct exploration or mining activities in any part of the Project Area;

3     any present or future interest from time to time held by or on behalf of MHLLC in any present or future right, lease, license, patented or unpatented mining claim, permit, plan of operations or other authority which confers or may confer a right to prospect or explore for or mine any metals or minerals;

4     any present or future renewal, extension, modification, substitution, amalgamation or variation of any of the mineral rights described above (whether extending over the same or a greater or lesser area); and

5     any present or future application for or an interest in any of the above which confers or which, when operated, will confer the same or similar rights.

Mining Law	any law, including the relevant laws of United States of America, Nevada or otherwise, whether or not deriving from statute, concerning the acquisition by any allowed means of interests in public lands or private lands for the purpose of conducting mining exploration, mine development, mining operations, reclamation and related operations on that land, together with the rights necessary to conduct those activities, including but not limited to laws relating to public land use, development, conservation of natural or cultural resources and resource allocation and includes any laws concerning permits, licences and Authorizations required to be received before conducting any of those activities and includes any and all rules, regulations or ordinances promulgated under or in respect of those laws.
Notice of Cash Exercise	is defined in a Warrant Certificate.
NYSE MKT	NYSE MKT (formerly known as NYSE Amex Equities).

18

Officer

1     in relation to a corporation, a secretary, chief executive officer, chief financial officer, treasurer, president or vice president or a person notified to be an authorized officer, of the corporation;

2     in relation to a limited liability company , the manager of that limited liability company or a person notified to be an authorized officer of that limited liability company ; and

3     in relation to a Finance Party, a director, secretary or any person whose title includes the word ‘Director’, ‘Managing Director’, ‘Manager’ or ‘Vice President’, and any other person appointed by the Finance Party to act as its authorized officer for the purposes of this agreement.

Opt-out Notice	has the meaning given to that term in the MHLLC Operating Agreement.
Overdue Margin	2% per annum.
Overdue Rate

the aggregate of:

1     the Overdue Margin;

2     the Margin; and

3     LIBOR on the relevant date on which the Overdue Rate is calculated under clause 15

, as determined by the Agent in accordance with the definition of LIBOR in this clause 1.1 except that in making the determination all references in that definition to:

•       ‘Interest Period’ are references to a period of 30 days;

•       ‘Value Date’ are to the relevant date on which the Overdue Rate is calculated under clause 15

; and

•       ‘Funding Portion’ are to the relevant overdue amount.

Owned Property	the property described in Schedule 2
Ownership Interest	has the meaning given to ‘Interest’ in the MHLLC Operating Agreement.
Patriot Act	the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law on October 26, 2001, as amended from time to time.
Payment Currency	the currency in which any payment is actually made.

19

Permitted Disposal

1     sale of product derived from the Project Area on normal commercial terms;

2     any Disposal on normal commercial terms of obsolete assets or assets that are surplus or otherwise no longer required;

3     any Disposal on normal commercial terms of assets if the proceeds of the Disposal are used at or about the same time to acquire replacement assets of comparable or superior value, type and quality which are to be used for a similar purpose;

4     any Disposal of Marketable Securities or other ownership interest in any Subsidiary of the Borrower (other than MHLLC) in connection with a farm-out, joint venture or similar arrangement, providing that Disposal does not contravene clause 9.20

;

5     any payment of cash as consideration for the acquisition of any Marketable Securities or of assets or services on normal commercial terms, or, in the case of MHLLC, in payment of any management fees or reimbursements payable under the MHLLC Operating Agreement;

6     any Disposal which is required to be made under any applicable law or an order or directive made by any Government Agency;

7     any Disposals which constitute Permitted Encumbrances or in connection with Permitted Financial Indebtedness;

8     any payment of cash under or in connection with any Permitted Financial Accommodation;

9     a Disposal arising under a Permitted Royalty;

10   any Disposal of Marketable Securities in:

•       Kinross Gold Corporation;

•       Ely Gold & Minerals Inc.;

•       TNR Gold Corp.; or

•       International Lithium Corp.,

owned by the Borrower;

11   any Disposal of assets (other than Project Assets) not included in paragraphs 1 to 10

(inclusive) where the market value (in aggregate) in any 12 month period does not exceed $250,000; and

12   any other Disposal made with the prior written consent of the Agent (for the avoidance of doubt, the Agent’s consent will be taken to have been given where the relevant Disposal is included in a Corporate and Project Budget approved by the Agent).

Permitted Encumbrance

1     a lien created by operation of law securing an obligation that is not yet due;

2     a lien for the unpaid balance of purchase money under an installment contract entered into in the ordinary course of business;

3     any Encumbrance in the form of a cross lien on the interest of the Borrower in a joint venture or similar arrangement that only secures the performance of an obligation as a joint venturer (or similar) in favor of one or more other parties to the joint venture (or similar), provided, however, that the Encumbrance does not extend to any other assets owned by the Borrower;

4     any lien, security interest or other encumbrance granted in respect of Marketable Securities owned by the Borrower in:

•       Kinross Gold Corporation;

•       Ely Gold & Minerals Inc.;

•       TNR Gold Corp; or

•       International Lithium Corp.;

5     any Permitted Royalty;

6     any Encumbrance arising under, or given pursuant to the terms of, the Augusta Agreement including that Deed of Trust and Security Agreement, Assignment of Leases and Rents and Fixture Filing to Secure Guaranty dated 28 February 2008, by DHIUS (as trustor), to Stewart Title of Northwestern Nevada (as trustee) and Augusta Resource Corporation (as beneficiary);

7     a lien for the unpaid balance of money owing for repairs;

8     any Encumbrance arising in respect of the cash deposits and other arrangements relating to the Environmental Bonding;

9     the security interest granted to DHIUS under Section 3.5 of Article III of the MHLLC Operating Agreement;

10   each Security;

11   any landlord’s lien granted on usual terms pursuant to any premises lease between the Borrower (as tenant) and an unrelated Person (as landlord); and

12   any other Encumbrance created with the prior written consent of the Agent (for the avoidance of doubt, the Agent’s consent will be taken to have been given where the relevant Encumbrance is included in a Corporate and Project Budget approved by the Agent), in each case which affects or relates to any of the assets of the Borrower or MHLLC.

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Permitted Financial Accommodation

any financial accommodation or any Surety Obligation provided by the Borrower or MHLLC in respect of financial accommodation:

1     under the Transaction Documents;

2     under the Sandstorm Agreements;

3     under the Letter of Intent;

4     provided by the Borrower to a Subsidiary to the extent permitted in the Corporate and Project Budget;

5     arising by operation of the MHLLC Operating Agreement;

6     provided by the Borrower to a wholly owned Subsidiary from funds available to it from an equity raising, borrowings subordinated to the Secured Moneys as contemplated by paragraph 7 of the definition of ‘Permitted Financial Indebtedness, or other sources of funds approved by the Agent; or

7     with the Agent’s prior written consent (for the avoidance of doubt, the Agent’s consent will be taken to have been given where the relevant financial accommodation is included in a Corporate and Project Budget approved by the Agent).

Permitted Financial Indebtedness

1     any liability of the Borrower or MHLLC under any agreement entered into in the ordinary course of business for the acquisition of any asset or service where payment for the asset or service is deferred for a period of not more than 90 days;

2     any Financial Indebtedness incurred or permitted to be incurred under any Transaction Document;

3     any Financial Indebtedness under the Credit Line Agreement dated 30 June 2010 between the Borrower and UBS Bank USA;

4     any Financial Indebtedness under the Client Account Agreement dated 2 June 2010 between the Borrower and RBC Wealth Management;

5     any Financial Indebtedness under the Sandstorm Agreements;

6     any Financial Indebtedness arising under a finance or capital Lease, the aggregate outstanding principal amount of which when aggregated with the Financial Indebtedness under each other finance or capital Lease entered into by members of the Solitario Group does not at any time exceed $250,000;

7     Financial Indebtedness which is subordinated to the Secured Moneys on terms approved by the Agent; and

8     any other Financial Indebtedness approved by the Agent (for the avoidance of doubt, the Agent’s consent will be taken to have been given where the relevant Financial Indebtedness is included in a Corporate and Project Budget approved by the Agent).

Permitted Royalty

1     the royalties described in Schedule 10

, and includes the Sandstorm Royalty; and

2     each right or power of a Government Agency to receive royalties or other fees in relation to gold or other minerals derived from the Project Area.

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Person	an individual, corporation, company, partnership, association, trust or unincorporated organization, or a government or any agency, division, department, or political subdivision a government.
Pollutant	a pollutant, contaminant, dangerous, toxic or hazardous substance, petroleum or petroleum product, chemical, solid, special liquid, industrial or other waste.
Potential Event of Default	any thing which would become an Event of Default on the giving of notice (whether or not notice is actually given), the expiry of time, the satisfaction or non-satisfaction of any condition, or any combination of the above.
Power	any right, power, authority, discretion or remedy conferred on a Finance Party, a Receiver or an Attorney by any Transaction Document or any applicable law.
Principal Outstanding	at any time, the principal amount of all Funding Portions outstanding at that time.
Proceeds Account	the account established under clause 10.1(a)
Project	the project known as the Mt Hamilton Gold Project located in White Pine County, Nevada, United States of America.
Project Area	the area the subject of the Key Mineral Rights.
Project Assets

all the right, title and interest both present and future of the Borrower or MHLLC which is attributable to the Project and includes all the right, title and interest both present and future of the Borrower or MHLLC in, to, under or derived from:

1     the Key Mineral Rights;

2     the Project Area, including any title to or interest in land in the Project Area now or at a later time held by the Borrower or MHLLC;

3     every contract for the use by any third party of any of the assets and property included in the Project or the Project Area;

4     Authorizations in relation to the Project or the Project Area;

5     the Project Documents and any other contract, agreement, permit, lease, license, consent, easement, right of way and other rights or interests in land, which relate to the operation or maintenance of the Project or the Project Area;

6     all exploration and mining information, documents, maps, reports, records, studies and other written data, including all data stored on magnetic tapes, disks or diskettes or any other computer storage media, relating to geological, geochemical and geophysical work, feasibility studies and other operations conducted with respect to the Project Area;

7     all buildings, improvements, structures, systems, fixtures, plant, machinery, equipment, barges, tools and other personal property at any time used or intended for use in connection with or incidental to the development of the Project, and all associated facilities and infrastructure; and

8     every contract for the use by any third party of any of the assets described in paragraphs 1 to 7 inclusive.

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Project Documents

1     the Key Mineral Rights;

2     all instruments and indicia of title to the Key Mineral Rights and Mineral Rights and all other documentation and agreements under which the Borrower or MHLLC derives the right to conduct mining or exploration in the Project Area;

3     each Material Agreement;

4     any agreement or contract described in clause 9.14(f)

;

5     all agreements evidencing the Environmental Bonding arrangements;

6     any other document executed from time to time by any person in respect of the documents described in paragraphs 1 to 5 inclusive or which is collateral, supplementary or related to those documents; and

7     any other document that the Agent and the Borrower agree in writing to be a Project Document.

Project Finance Availability Date	the date on which financial accommodation or equity funding is first raised and is available to MHLLC for the purposes of placing a mineral deposit situation on the land set out in Schedule 2
Promissory Note	the instrument in the form set out in Schedule 6.
Quarter	the period of 3 months preceding a Quarterly Date.
Quarterly Date	each of 31 March, 30 June, 30 September and 31 December each year.
Quarterly Report	the reports prepared by the Manager and submitted to the Management Committee in accordance with section 6.10 of Article III of the MHLLC Operating Agreement.

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Receiver	a receiver or receiver and manager appointed under a Security Document, or a person acting in an equivalent role.
Reference Banks	1 Barclays Bank plc; 2 JPMorgan Chase Bank; and 3 Royal Bank of Scotland plc, and any other bank or financial institution nominated by the Agent.
Registration Statement	has the meaning given to it in clause 7.5
Relevant Currency	the currency in which a payment is required to be made under the Transaction Documents and, if not expressly stated to be another currency, is Dollars.
Repayment Date	the earlier of: 1 the date 36 months from the date of Financial Close; and 2 the Project Finance Availability Date.
Review Event	any event specified in clause 11.6(a)
Same Day Funds	immediately available and freely transferable funds.
Sandstorm	Sandstorm Gold Ltd, a existing under the laws of the Province of British Columbia, Canada.
Sandstorm Agreements

means:

1     the agreement described as Net Smelter Return Royalty Agreement dated as of June 11, 2012 made between the Borrower, MHLLC and Sandstorm; and

2     the agreement described as Agreement Regarding Additional Property dated as of June 11, 2012 made between the Borrower, MHLLC and Sandstorm.

Sandstorm Royalty	the 2.4% net smelter return royalty granted or to be granted by MHLLC in favor of Sandstorm pursuant to the Sandstorm Agreements.
Sandstorm Royalty Side Agreement	the side agreement dated on or about the date of this agreement between Sandstorm and the Finance Parties in respect of (among other things) the Sandstorm Agreements.

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Secured Moneys

all debts and monetary liabilities of the Borrower to the Finance Parties under or in relation to any Transaction Document and in any capacity, irrespective of whether the debts or liabilities:

1     are present or future;

2     are actual, prospective, contingent or otherwise;

3     are at any time ascertained or unascertained;

4     are owed or incurred by or on account of the Borrower alone, or severally or jointly with any other person;

5     are owed to or incurred for the account of any Finance Party alone, or severally or jointly with any other person;

6     are owed to any other person as agent (whether disclosed or not) for or on behalf of any Finance Party;

7     are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

8     are owed to or incurred for the account of any Finance Party directly or as a result of:

•       the assignment or transfer to any Finance Party of any debt or liability of the Borrower or MHLLC (whether by way of assignment, transfer or otherwise); or

•       any other dealing with any such debt or liability;

9     are owed to or incurred for the account of a Finance Party before the date of this agreement or before the date of any assignment of this agreement to any Finance Party by any other person or otherwise; or

10   comprise any combination of the above.

Secured Property	the property subject to a Security Interest.
Securities Act	has the meaning given to it in clause 7.5
Securities Laws	all securities, companies and corporations laws, together with all regulations, rules and policy statements under those laws, which are applicable including the applicable laws of the United States of America and Canada, or a State, Province or Territory of either of them.
Security Interest	any security interest created or expressed to be created in favor of a Finance Party by a Security Document.

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Security Document

1     the agreement entitled ‘Security Agreement’ dated on or about the date of this agreement granted by the Borrower in favor of the Finance Parties;

2     the agreement entitled ‘Pledge Agreement’ dated on or about the date of this agreement granted by the Borrower in favor of the Finance Parties;

3     the Deposit Account Control Agreement;

4     each Collateral Security; and

5     any other document under which an Encumbrance is created or expressed to be created in favor of a Finance Party.

Shares	fully paid shares of the common stock in the capital of the Borrower.
Solitario Group	the Borrower and its Subsidiaries as shown in the Group Structure Diagram, and any company which becomes a Subsidiary of the Borrower after the date of this agreement and Solitario Group means any one of them and for the avoidance of doubt includes MHLLC.
Subsidiary	a Person over which another Person has Control.
Surety Obligation

any guaranty, suretyship, letter of credit, letter of comfort or any other obligation:

1     to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

2     to indemnify any person against the consequences of default in the payment of; or

3     to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person.

Tax

1     any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding including goods and services tax; or

2     any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above.

Title Document	any original, duplicate or counterpart certificate or document of title.
Trading Days	days on which trading of securities takes place on NYSE MKT.

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Transaction Document

1     this agreement;

2     each Security Document;

3     the Promissory Note;

4     the MHLLC OA Side Agreement;

5     the Sandstorm Royalty Side Agreement;

6     each Warrant Certificate;

7     any document or agreement entered into or given under any of the above;

8     any other document that the Agent and the Borrower agree in writing to be a Transaction Document; and

9     all amendments, modifications, extensions, replacements and substitutions to any of the above.

Undrawn Commitment	at any time, the Commitment less the Principal Outstanding at that time.
Value Date	the date 2 LIBOR Business Days before the first day of an Interest Period.
Warrant	a warrant to purchase Shares.
Warrant Share	each Share received by the Financier or the Financier’s nominee on the exercise of a Warrant.
Warrant Certificate	a certificate in the form of Schedule 7
Work Fee	a non-refundable, non-rebateable fee of $75,000 payable in cash by the Borrower to the Agent upon acceptance of the Agent’s mandate to arrange the Facility.

1.2	Interpretations

In this agreement headings and bold type are for convenience only and do not affect the interpretation of this agreement and, unless the context requires otherwise:

(a)	words indicating the singular include the plural and vice versa;
(b)	words indicating a gender include any gender;
(c)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;
(d)	an expression suggesting or referring to a natural person or an entity includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;
(e)	a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

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(f)	a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;
(g)	a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;
(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;
(i)	a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;
(j)	a reference to a party to any document includes that party’s successors and permitted assigns;
(k)	a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;
(l)	a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;
(m)	a reference to a document includes any agreement in writing, or any certificate, notice, deed, instrument or other document of any kind;
(n)	no provision of this agreement may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;
(o)	a reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:
(1)	which ceases to exist; or
(2)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(p)	a Default is ‘continuing’ if it has not been waived in writing by, or remedied to the satisfaction of, the Agent; and
(q)	references to time are to New York time, unless otherwise stated.
1.3	Inclusive expressions

Specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

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1.4	Business Day

Except where clause 6.2 applies or as otherwise provided under this agreement, where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the succeeding Business Day.

1.5	Accounting Standards

Any accounting practice or concept relevant to this agreement is to be construed or determined in accordance with the Accounting Standards.

2	Conditions precedent
2.1	Conditions precedent to the first Funding Portion

The Financier is not obliged to provide the first Funding Portion or the Commitment until the Agent has received all of the following in form and of substance satisfactory to the Agent:

(a)	officer’s certificate: an officer’s certificate in the form of Schedule 4 given in respect of the Borrower and dated no more than 5 Business Days before the first Funding Date;

(b)	Transaction Documents: originals of each Transaction Document duly executed by all parties to them other than the Finance Parties and, where applicable:
(1)	with evidence satisfactory to the Agent that all Taxes applicable to the Transaction Documents have been or will be duly paid; and
(2)	in recordable form together with all executed documents necessary to record them;
(c)	budget: a copy of the agreed Corporate and Project Budget initialed by the Borrower and the Agent for identification purposes;
(d)	Project Documents: copies of each Project Document duly executed by all parties to them;
(e)	Title Documents: each Title Document required to be lodged with a Finance Party under any Transaction Document;
(f)	Financial Reports: a copy of:
(1)	the consolidated audited Financial Report for the Solitario Group for the year ending 31 December 2011;
(2)	the consolidated unaudited Quarterly Financial Report for the Solitario Group for the period ending 31 March 2012; and
(3)	the most recent Quarterly Reports;
(g)	Authorizations: evidence that all Authorizations required as of the first Funding Date have been obtained in connection with the transactions contemplated by the Documents;
(h)	Proceeds Account: evidence that the Proceeds Account has been established;
(i)	Promissory Note: the Promissory Note has been provided by the Borrower to the Agent and has been appropriately completed and executed by the Borrower;

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(j)	Warrants: the Financier Warrants, and certificates for the Financier Warrants issued in the name of the Financier or the Financier’s nominee (as applicable);
(k)	Mineral Rights: evidence that:
(1)	MHLLC is the legal holder of the Mineral Rights and that the Key Mineral Rights are valid and in good standing; and
(2)	the Key Mineral Rights give MHLLC all rights required to enable it to conduct the Project in accordance with the Corporate and Project Budget;
(l)	good title: evidence that the Borrower and MHLLC have good title to the Secured Property and the Project Assets (as applicable);
(m)	opinion: an opinion from the Borrower’s counsel, Polsinelli Shughart LLP, in respect of the due execution and enforceability of the Transaction Documents;
(n)	insurance: evidence that the Borrower has complied with clause 9.25

;

(o)	Management Committee: evidence that the Management Committee has been established;
(p)	due diligence: the completion of any technical, legal and commercial due diligence investigations with respect to the Borrower and MHLLC and the Project Assets and Secured Property, including detailed mining plans, layouts, plant flow sheets and reserve and resource estimations;
(q)	Environmental Bonding: evidence that the Borrower and MHLLC have complied with all of their obligations in respect of the Environmental Bonding required on and as of the date of funding the first Funding Portion and that the Environmental Bonding arrangements required on and as of the date of funding the first Funding Portion are the only environmental bonds required to be taken out in accordance with the requirements of any Environmental Law relating to the Project and the Project Area required on and as of the date of funding the first Funding Portion;
(r)	Initial Transaction Costs: evidence that the Initial Transaction Costs have been or will be paid in full at the time the first Funding Portion is provided;
(s)	arrangement fee: evidence that the fee described in clause 14.1 has been or will be paid in full (less any agreed deductions) on the date the first funding portion is provided;

(t)	enquiries: results of searches, enquiries and requisitions in respect of the Borrower, MHLLC, the Project Assets and Secured Property;
(u)	other approvals: evidence that all other approvals necessary for the transactions contemplated by the Transaction Documents have been obtained; and
(v)	other matters: any other certificates, Authorizations, documents, matters or things which the Agent or the Financier reasonably requires.
2.2	Conditions precedent to all Funding Portions

The Financier is not obliged to provide any Funding Portion until the following conditions are fulfilled to the satisfaction of the Agent:

(a)	Funding Notice: a Funding Notice has been provided by the Borrower to the Agent that complies with clause 4.2;

(b)	Funding Date: the Funding Date for the provision of a Funding Portion, is a Business Day within the Availability Period;
(c)	Commitment: in respect of the provision of a Funding Portion, the Commitment will not be exceeded by providing the Funding Portion;

30

(d)	no Default: no Default has occurred which is continuing and no Default will result from the Funding Portion being provided;
(e)	no Material Adverse Effect: no event has occurred which has had, or is likely to have, a Material Adverse Effect and no event has occurred which will prevent the Borrower, MHLLC and DHIUS from developing or operating the Project in accordance with the Corporate and Project Budget; and
(f)	representations and warranties: as of the Funding Date the representations and warranties set out in clauses 8.1 and 8.2 are true and correct in all material respects.

2.3	Certified copies

An Officer of the Borrower or MHLLC, as relevant, must certify a copy of a document given to a Finance Party under clause 2.1 to be a true copy of the original document. The certification must be made no more than 5 Business Days before the date on which it is provided.

2.4	Benefit of conditions precedent

A condition in this clause 2 is for the benefit only of the Finance Parties and only the Agent acting on the instructions of the Financier may waive it.

3	Commitment, purpose and availability of Facility
3.1	Provision of Commitment

The Financier must make the Commitment available to the Borrower on the terms of this agreement.

3.2	Purpose

The Borrower must use the net proceeds of each Funding Portion provided under the Facility only for:

(a)	partially funding pre-development work, permitting and exploration programs relating to the Project;
(b)	meeting its Continuing Payment Obligations;
(c)	meeting any payment obligations under an ‘Underlying Agreement’ as defined in the MHLLC Operating Agreement;
(d)	general corporate purposes as set forth in the Corporate and Project Budget; and
(e)	any other purpose that the Agent approves in writing.
3.3	Cancellation of Commitment during Availability Period
(a)	The Borrower may cancel the whole or any part of the Undrawn Commitment by giving the Agent at least 10 days’ prior written notice.
(b)	A partial cancellation of the Undrawn Commitment may only be made in an integral multiple of $500,000.
(c)	The Commitment is cancelled to the extent of the portion of the Undrawn Commitment cancelled under this clause 3.3.

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(d)	A notice given under clause 3.3(a) is irrevocable.

3.4	Cancellation at end of Availability Period

On the last day of the Availability Period, the Commitment is automatically cancelled to the extent of the Undrawn Commitment.

3.5	Voluntary prepayment
(a)	The Borrower may prepay any of the Principal Outstanding by giving the Agent at least 30 days’ prior written notice specifying the prepayment date and the amount to be prepaid.
(b)	Prepayment of part of the Principal Outstanding may only be made in an integral multiple of $500,000.
(c)	The Borrower must prepay the Principal Outstanding specified in the prepayment notice on the prepayment date specified in the notice together with:
(1)	all unpaid interest accrued to the prepayment date in respect of the prepaid amount; and
(2)	the amount of any Break Costs in accordance with clause 13.2

.

(d)	The Commitment is reduced by any amount of Principal Outstanding prepaid under this clause 3.5 and accordingly, a prepaid amount may not be redrawn.

(e)	A notice given under clause 3.5(a) is irrevocable.

3.6	Mandatory prepayment
(a)	The Borrower must immediately apply any proceeds received from the exercise of the Warrants as a mandatory prepayment of the Principal Outstanding together with the amount of any Break Costs in accordance with clause 13.2.

(b)	The Commitment is reduced by any amount of Principal Outstanding prepaid under this clause 3.6

4	Funding and rate setting procedures
4.1	Delivery of Funding Notice
(a)	If the Borrower requires the provision of a Funding Portion it must deliver to the Agent a Funding Notice.
(b)	The Agent must notify the Financier of the contents of each Funding Notice as soon as reasonably practicable and in any event within 1 Business Day after the Agent receives the Funding Notice.
4.2	Requirements for a Funding Notice

A Funding Notice to be effective must be:

(a)	in writing in the form of, and specifying the matters required in, Schedule 5 ; and

(b)	received by the Agent before 11.00 am Sydney time on a Business Day at least 5 Business Days before the proposed Funding Date (or any shorter period that the Agent agrees in writing).

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4.3	Irrevocability of Funding Notice

The Borrower is irrevocably committed to draw Funding Portions from the Financier in accordance with each Funding Notice given to the Agent.

4.4	Amount of Funding Portions

Except as otherwise approved by the Agent, the Borrower must ensure that the amount of each Funding Portion is:

(a)	in the case of the first Funding Portion, $1,500,000; and
(b)	in the case of each other Funding Portion, either:
(1)	$1,000,000 or an integral multiple of $1,000,000; or
(2)	equal to the Undrawn Commitment of the Facility.
4.5	Selection of Interest Periods
(a)	Each Interest Period must be of 90 days or any other period that the Agent agrees with the Borrower.
(b)	If an Interest Period ends on a day which is not a Business Day, it is regarded as ending on the next Business Day in the same calendar month or, if none, the preceding Business Day.
(c)	An Interest Period for a Funding Portion commences either on the first Funding Date for that Funding Portion or on the last day of the immediately preceding Interest Period for that Funding Portion.
(d)	Each Interest Period which commences prior to a Quarterly Date and would otherwise end after that Quarterly Date, ends on that Quarterly Date.
(e)	No Interest Period in respect of a Funding Portion may end after the Repayment Date.
4.6	Determination of Funding Rate
(a)	The Agent must notify the Financier and the Borrower of the Funding Rate for an Interest Period as soon as reasonably practicable, and in any event no later than 2 Business Days after it has made its determination of LIBOR.
(b)	In the absence of manifest error, each determination of LIBOR by the Agent is conclusive evidence of that rate against the Borrower.
5	Facility
5.1	Provision of Funding Portions

If the Borrower gives a Funding Notice, the Financier must pay into the Proceeds Account the specified Funding Portion in Same Day Funds in Dollars on the specified Funding Date and in accordance with that Funding Notice.

5.2	Repayment

The Borrower must repay the Principal Outstanding in full on the Repayment Date.

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5.3	Interest
(a)	The Borrower must pay interest on the Principal Outstanding for each Interest Period at the Funding Rate for the Interest Period.
(b)	The Borrower must pay accrued interest in arrears on each Interest Payment Date.
5.4	Calculation of per annum interest rate
(a)	Interest is calculated on daily balances on the basis of a 360 day year and for the actual number of days elapsed from and including the first day of each Interest Period to, but excluding, the last day of the Interest Period or, if earlier, the date of prepayment or repayment of the relevant Funding Portion under this agreement.
(b)	Despite anything contained in any Transaction Document, all of the Transaction Documents are limited so that in no event will the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Transaction Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any amount held to be in excess will be considered payment of principal under this agreement, and the indebtedness evidenced under this agreement will be reduced by the amount so that the total liability for payments in the nature of interest, additional interest and other charges will not exceed the applicable limits imposed by that applicable usury law, in compliance with the wishes of the Borrower, each Guarantor, the Financier and the Agent. This provision will never be superseded or waived, and will control every other provision of the Transaction Documents and all agreements between the Borrower or MHLLC and the Finance Parties, and their successors and assigns.
5.5	Market Disruption Event
(a)	If a Market Disruption Event occurs in relation to a Funding Portion for any Interest Period, then the interest payable by the Borrower for the Interest Period will be the rate per annum which is the sum of:
(1)	the Margin; and
(2)	the rate notified to the Borrower by the Agent as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the actual cost to the Financier of funding that Funding Portion from whatever source it may reasonably select.
(b)	In this agreement, Market Disruption Event means:
(1)	at or about noon in Sydney on the first day of the relevant Interest Period, the LIBOR Page is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and period; or
(2)	before close of business in Sydney on the first day of the relevant Interest Period, the cost to the Financier of obtaining matching deposits on that day would be in excess of LIBOR.
(c)	The Borrower may not disclose to any person any information in relation to this clause 5.5 or any rates notified by a Finance Party under this clause 5.5 without the prior written consent of the Agent, except if such disclosure is required either by law or the Listing Rules.

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6	Payments
6.1	Manner of payment

All payments by the Borrower under the Transaction Documents must be made:

(a)	in Same Day Funds;
(b)	in Dollars; and
(c)	no later than 11.00 am at the local time of the place where the account specified by the Agent is located, on the due date, to the Agent’s account as specified by the Agent to the Borrower or in any other manner the Agent directs by written notice to the Borrower from time to time.

6.2	Payments on a Business Day

If a payment is due on a day which is not a Business Day, the due date for that payment is the next Business Day in the same calendar month or, if none, the preceding Business Day, and interest must be adjusted accordingly.

6.3	Payments in gross

All payments which the Borrower is required to make under any Transaction Document must be without:

(a)	any set-off, counterclaim or condition; or
(b)	any deduction or withholding for any Tax or any other reason unless required to make a deduction or withholding by applicable law.
6.4	Additional payments
(a)	If:
(1)	the Borrower is required to make a deduction or withholding in respect of Tax (other than Excluded Tax) from any payment to be made to a Finance Party under any Transaction Document; or
(2)	a Finance Party is required to pay any Tax (other than Excluded Tax) in respect of any payment it receives from the Borrower or the Agent under any Transaction Document, the Borrower:

(3)	indemnifies each Finance Party against that Tax; and
(4)	must pay to each Finance Party an additional amount which the Agent determines to be necessary to ensure that each Finance Party receives when due a net amount (after payment of any Tax in respect of each additional amount) that is equal to the full amount it would have received if a deduction or withholding or payment of Tax had not been made.
(b)	The Finance Parties will consult with the Borrower and take steps reasonably available to them so as to obtain the benefit of any available exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, and otherwise so as to minimize to the extent reasonably available the impact of any deduction or withholding in respect of that Tax.

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6.5	Taxation deduction procedures

If clause 6.4(a)(1) applies:

(a)	the Borrower must pay the amount deducted or withheld to the appropriate Government Agency as required by law; and
(b)	the Borrower must:
(1)	use reasonable endeavors to obtain a payment receipt from the Government Agency (and any other documentation ordinarily provided by the Government Agency in connection with the payment); and
(2)	within 2 Business Days after receipt of the documents referred to in clause 6.5(b)(1) , deliver copies of them to the Agent.

6.6	Tax Credit
(a)	If the Borrower makes an additional payment under clause 6.4 for the benefit of a Finance Party, and the Finance Party determines that:

(1)	a credit against, relief or remission for, or repayment of any Tax (Tax Credit) is attributable to that additional payment; and
(2)	the Finance Party has obtained, utilized and retained that Tax Credit, then the Finance Party must pay an amount to the Borrower which the Finance Party reasonably determines will leave it (after that payment) in the same after Tax position as it would have been in had the additional payment not been made by the Borrower.

(b)	Each Finance Party agrees to investigate the availability of, or claim, a Tax Credit if to do so will, in the Borrower’s reasonable good judgment, result in a tax saving to the Borrower, in which event the Borrower agrees to reimburse the relevant Finance Party its reasonable out of pocket costs and expenses in investigation the availability of, or claiming, the relevant Tax Credit.
6.7	Tax affairs

Nothing in clause 6.6:

(a)	interferes with the right of any Finance Party to arrange its tax affairs in any manner it thinks fit;
(b)	except where clause 6.6(b) applies, obliges any Finance Party to investigate the availability of, or claim, any Tax Credit; or

(c)	obliges any Finance Party to disclose any information relating to its tax affairs or any tax computations.
6.8	Amounts payable on demand

If any amount payable by the Borrower under any Transaction Document is not expressed to be payable on a specified date, that amount is payable by the Borrower within two Business Days after written demand by the Agent.

6.9	Appropriation of payments
(a)	Subject to clauses 6.9(b) and 6.9(c) , all payments made by the Borrower under a Transaction Document must be allocated and applied as between principal, interest and other amounts in the following order:

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(1)	first, towards reimbursement of all fees, costs, expenses, charges, damages and indemnity payments due and payable by the Borrower under the Transaction Documents;
(2)	second, towards payment of interest due and payable under the Transaction Documents; and
(3)	third, towards repayment or prepayment of the Principal Outstanding.
(b)	Subject to clause 6.9(c) , if an Event of Default occurs and while it is continuing, all payments made by the Borrower under a Transaction Document may be allocated and applied as between principal, interest and other amounts as the Agent determines.

(c)	Any money recovered by a Finance Party as a result of the exercise of a Power under a Security must be appropriated in the manner provided in that Security.
(d)	Any allocation application under clauses 6.9(a) or 6.9(c) overrides any appropriation made by the Borrower.

6.10	Currency exchanges

If the Agent receives an amount under a Transaction Document in a currency which is not in the Relevant Currency, the Agent:

(a)	may convert the amount received into the Relevant Currency in accordance with its normal procedures; and
(b)	is only regarded as having received the amount that it has converted into the Relevant Currency.
7	Warrants
7.1	Grant

Subject to the receipt of all required Exchange approvals, the Borrower agrees to issue the Financier Warrants to the Financier or the Financier’s nominee in accordance with this agreement.

7.2	Issue of Warrants
(a)	All Warrants issued under this agreement will be issued on the terms set out in this agreement and Schedule 7, which for the avoidance of doubt include the following terms:

(1)	that each Warrant, when validly exercised, entitles the Financier or Financier’s nominee (as applicable) to purchase one Share at the Exercise Price; and
(2)	that each Warrant may be exercised before 5.00pm on the Expiry Date.
(b)	The holding of a Warrant issued under this agreement will not entitle the holder of that Warrant to any rights as a shareholder of the Borrower, including without limitation, voting rights.
(c)	All Warrants issued under this agreement will be issued at no additional cost to the Financier.
(d)	The Financier hereby represents, warrants, covenants and acknowledges that:

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(1)	it is acquiring the Financier Warrants for its own account for investment purposes only and not with a view to resale or distribution of the Financier Warrants or the Warrant Shares in any manner that is in violation of applicable Securities Laws;
(2)	it has, alone or together with its professional advisors, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Financier Warrants and the Warrant Shares;
(3)	it has had access to and reviewed all publicly available information concerning the Borrower;
(4)	it understands that the Financier Warrants and the Warrant Shares have not been registered under either the Securities Act or applicable state securities laws and, therefore, cannot be resold or otherwise transferred unless they are registered under the Securities Act and the applicable state securities laws or unless an exemption from such registration is available;
(5)	it understands that it has no rights to require registration of the Financier Warrants under the Securities Laws at any time;
(6)	it acknowledges that the certificates representing the Financier Warrants and the Warrant Shares, when delivered, will have appropriate orders restricting transfer placed against them on the records of the transfer agent and the Borrower, as applicable, and will have placed upon them an appropriate restrictive legend; and
(7)	it agrees not to attempt any transfer of any of the Financier Warrants or the Warrant Shares without first complying with the substance of said legend, and that satisfaction of the requirements set forth in such legend may, if the Borrower so requests, depend in part upon an opinion of counsel reasonably acceptable in form and substance to the Borrower.
(e)	Nothing in clause 7.2(d) limits the obligations of the Borrower under clause 7.5.

(f)	All Warrant Certificates will bear the following restrictive legends required by Securities Laws and Listing Rules:

THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE [INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE DATE OF ISSUE]

7.3	Exercise of Warrants
(a)	The Financier or Financier’s nominee (as applicable) may exercise the Warrants at any time before the Expiry Date.

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(b)	If requested by the Agent, the Borrower must use its best efforts to assist the Financier or the Financier’s nominee (as applicable) to sell Shares obtained by that Person through the exercise of the Warrants.
7.4	Ranking of Shares and Warrants
(a)	Each Warrant Share ranks in all respects pari passu with the other then existing issued Shares, but will not in the case of the exercise of a Warrant carry any rights to any dividends or other distributions declared or paid or made on the Shares before the date that Warrant is exercised.
(b)	Each Warrant issued to the Financier or the Financier’s nominee under this clause 7 ranks in all respects pari passu with the other then existing issued Warrants.

7.5	Registration under Securities Laws
(a)	The Borrower must, as soon as reasonably practicable, at its expense, prepare and file with the U.S. Securities and Exchange Commission a Registration Statement on Form S-3 (Registration Statement) providing for resale by the Financier or its nominee (as applicable) of the Warrant Shares.
(b)	The Borrower must use its best efforts to have the Registration Statement declared effective as soon as practicable following the filing, and must maintain the effectiveness of the Registration Statement until the earlier of:
(1)	the last occurring Expiry Date;
(2)	the date on which the Financier or the Financier’s nominee (as applicable) no longer holds any of the Shares registered in the Registration Statement; or
(3)	the date on which the Shares are capable of being sold without limitation under Rule 144 under the Securities Act of 1933 (the Securities Act).
(c)	With a view to making available to the Financier the benefits of Rule 144 of the Securities Act to sell the Warrant Shares to the public without registration, the Borrower shall make and keep available adequate ‘current public information’ (as defined in that rule).
(d)	The Borrower must register any securities under any applicable securities or “blue sky” laws of each State of the United States which the Agent reasonably requests.
(e)	The Financier must provide any information which is required in the reasonable determination of the Borrower, under the Securities Act relating to the Financier for inclusion in the Registration Statement, and the information provided by the Financier shall be true, correct and complete in all material respects.
(f)	If, during the time that the Registration Statement is effective, the Borrower notifies the Financier that the Registration Statement contains a material misstatement or omission:
(1)	the Financier must cease any resale of the Warrant Shares pursuant to the relevant Registration Statement until it is notified that resales may be resumed; and
(2)	the Borrower must use its best efforts to supplement the relevant Registration Statement as soon as practicable to make the disclosures in that Registration Statement correct and complete.

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7.6	Approvals for issue of Shares
(a)	The Borrower must maintain all approvals required to permit the exercise of the Warrants.
(b)	Without limiting the Borrower’s obligations under clause 7.6(a), if any approvals are required for the Borrower to lawfully and validly permit the exercise of the Warrants in accordance with their terms, the Company must use its best efforts to obtain those approvals, as soon as reasonably practicable.

(c)	To the extent that any approvals are required for exercise of the Warrants, the Borrower must issue to the Financier or its nominee (as applicable):
(1)	on the date provided for in this agreement and the Warrant Certificate (as applicable), the maximum number of Shares which can be issued without those approvals and promptly seek to obtain those approvals for the issuance of the balance of the relevant Shares (and if any shareholder approvals are required, it will recommend to its shareholders that they approve the issue of the relevant Shares, and will seek to obtain all approvals as soon as is reasonably practicable; and
(2)	the balance of the relevant Shares within 2 Business Days of obtaining the approvals required for the issue of those Shares.
8	Representations and warranties
8.1	General representations and warranties

The Borrower represents and warrants to and for the benefit of each Finance Party that:

(a)	registration:
(1)	in the case of the Borrower, it is duly incorporated, validly existing and in good standing under the laws of the State of Colorado;
(2)	in the case of MHLLC, it is duly organized and validly existing under the laws of the State of Colorado, and it is duly qualified to do business, and is in good standing, in the State of Nevada; and
(3)	and each of the Borrower and MHLLC have done everything necessary to keep their corporate or limited liability company, as applicable, existence in good standing;
(b)	corporate power: each of the Borrower and MHLLC have the corporate or limited liability company, as applicable, power to own their assets and to carry on their respective businesses as they are now being conducted;
(c)	authority: each of the Borrower and MHLLC have power and authority to enter into and perform their obligations under the Documents to which they are expressed to be a party;
(d)	authorizations: each of the Borrower and MHLLC have taken all necessary action to authorize the execution, delivery and performance of the Documents to which they are expressed to be parties;
(e)	binding obligations: the Documents to which the Borrower or MHLLC are expressed to be a party constitute their legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms subject to laws generally affecting creditors’ rights and to principles of equity;

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(f)	valid Encumbrances:
(1)	upon execution and delivery of a Security Document, that Security Document will be effective to create in favor of the Finance Parties, legal, valid and enforceable Encumbrances on, and security interests in, all right, title and interests of the Borrower in and to the property the subject of that Security Document and the proceeds of that property; and
(2)	in respect of a Security Document where the security interest may be perfected only by possession or control of the property the subject of that Security Document (which possession or control must be given to the Agent by the Borrower to the extent that it is required), after all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, and, after the Agent takes possession or control of the property that is at any time encumbered pursuant to that Security Document, that Security Document will, constitute a fully perfected Encumbrance on, and first priority security interest in, all right, title and interest of the Borrower in the property the subject of that Security Document and the proceeds of that property, in each case subject to no Encumbrances other than Permitted Encumbrances;
(g)	transaction permitted: the execution, delivery and performance by the Borrower of the Documents to which it is expressed to be a party will not materially breach, or result in a material contravention of:
(1)	any law, regulation or Authorization;
(2)	its articles of association, articles of incorporation, articles of organization, by-laws, constitution, operating agreement, or other constituent or organizational documents; or
(3)	any Encumbrance or agreement which is binding on it, and will not result in:

(4)	the creation or imposition of any Encumbrance on any of its assets other than as permitted under a Transaction Document; or
(5)	the acceleration of the date for payment of any obligation under any agreement which is binding on it;
(h)	no default or breach: neither the Borrower nor MHLLC is:
(1)	in breach in any material respect of any law or Authorization:
(2)	in breach in any material respect under any Document, agreement or other document binding on it; and
(3)	in default in the payment of any material sum, or in non-compliance with a material obligation in respect of Financial Indebtedness;
(i)	Event of Default: no Event of Default has occurred and is continuing;
(j)	no litigation: no litigation, arbitration, dispute or administrative proceeding has been commenced, is pending or to its knowledge is threatened, which if adversely determined would have a Material Adverse Effect;
(k)	financial information:
(1)	the most recent Financial Reports of the Solitario Group that it has provided to the Agent under clauses 2.1(f) and 9.5(a) have been prepared in accordance with the Accounting Standards and fairly present, in all material respects, the financial condition, the results of operations, and cash flow of the Solitario Group as of the respective dates of and for the periods referred to in those Financial Reports, subject, in the case of interim financial statements, to the omission of:

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(A)	notes to the extent permitted by applicable Securities Law; and
(B)	normal recurring year-end adjustments; and
(2)	the most recent Financial Reports of MHLLC that it has provided to the Agent under clauses 2.1(f) and 9.5(a) fairly present, in all material respects, the financial condition and the results of operations of MHLLC as of the respective dates of and for the periods referred to in those Financial Reports, subject, in the case of interim financial statements, to the omission of notes and normal recurring year-end adjustments;
(l)	no change in affairs: there has been no change in the state of affairs of the Borrower or MHLLC since the end of the accounting period for its most recent Financial Reports or accounts, referred to in clause 8.1(k) which has had, or could reasonably be expected to have, a Material Adverse Effect;

(m)	no financial obligations to Solitario Group members: the Borrower does not owe any material obligations and MHLLC owes no obligations in respect of Financial Indebtedness or other claims to a member of the Solitario Group (other than the Borrower or MHLLC);
(n)	disclosure:
(1)	no representation or warranty of or by the Borrower under a Transaction Document, any schedule, annexure or exhibit attached to a Transaction Document, contained in any certificate, list or other writing provided to a Finance Party pursuant to the provisions of a Transaction Document, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements in this agreement or in that Transaction Document, in the light of the circumstances under which they were made, not misleading;
(2)	all information provided to any Finance Party by or on behalf of it in respect of the Documents, the transactions contemplated by them, each of the Borrower and MHLLC and the assets, business and affairs of each of them, is correct as at the time it is given in all material respects and is not, whether by omission of information or otherwise, misleading in any material respect;
(3)	it has fully disclosed in writing to the Finance Parties all facts relating to it, the Documents, the transactions contemplated by them, MHLLC, the assets, business and affairs of MHLLC and any thing in connection with them which are material to the assessment of the nature and amount of the risk undertaken by the Finance Parties in entering into the Transaction Documents, the transactions contemplated by them, MHLLC and any Security Provider and the assets and business affairs of MHLLC and any Security Provider; and
(4)	any filings made by it with any securities commissions or regulatory authorities are at their respective dates, materially true and correct, contain or contained no material misrepresentation and constitute materially full, true and plain disclosure of all material facts relating to the Borrower and the Borrower does not have any confidential filings with any securities commissions or regulatory authorities;
(o)	legal and beneficial owner: each of the Borrower and MHLLC is the legal and beneficial owner of:
(1)	its property; and

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(2)	all of its assets included in the latest consolidated Financial Report provided by the Borrower, free and clear of all third party rights, except for Permitted Encumbrances, rights and interests disclosed in a Project Document provided to the Agent under clause 2.1(d) and any title reports provided to the Agent under clause 2.1 and except as disclosed in the Financial Reports;

(p)	Secured Property:
(1)	there is no Encumbrance over any of its Secured Property, other than a Permitted Encumbrance; and
(2)	no person holds an interest in its Secured Property other than under a Permitted Encumbrance;
(q)	no immunity: neither the Borrower nor MHLLC enjoys, nor do any of their assets enjoy, immunity from suit or execution;
(r)	not a trustee: the Borrower does not enter into any Document as trustee of any trust or settlement;
(s)	solvency: the Borrower is solvent and is able to pay its debts as and when they become due;
(t)	commercial benefit: the entering into and performance by the Borrower of its obligations under the Documents to which it is expressed to be a party is for the commercial benefit of the Borrower and is in its commercial interests;
(u)	ownership interest: the Borrower is currently the legal and beneficial owner of an 80% Ownership Interest in MHLLC subject to the terms and conditions of the MHLLC Operating Agreement;
(v)	Taxes and fees:
(1)	the Borrower and MHLLC has complied, in all material respects, with all tax laws in all applicable jurisdictions and it has paid all Taxes due and payable by it (other than Contested Taxes), and no claims are being asserted against it in respect of any Taxes (other than Contested Taxes); and
(2)	the Borrower has paid, or will be responsible to pay, all registration or other fees, costs and expenses in connection with the execution, performance and enforcement of the Documents, any transaction contemplated by a Document and any Authorizations;
(w)	group structure:
(1)	its only Subsidiaries are listed in the Group Structure Diagram; and
(2)	the Group Structure Diagram is true and correct in all respects and does not omit any material information or details; and
(x)	ERISA: neither the Borrower nor MHLLC has an employee pension benefit plan covered by Title IV of ERISA or any related rules or regulations.
8.2	Project representations and warranties

The Borrower represents and warrants to and for the benefit of each Finance Party that:

(a)	Mineral Rights: except as disclosed to the Agent under clause 2.1 or before the date of this agreement (and in the case of a designation by the Agent under paragraph 2 of the definition of ‘Key Mineral Rights’ in clause 1.1 , disclosed to the Agent no later than 20 days following the date that the Agent makes the relevant designation):

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(1)	the Key Mineral Rights are legal, valid and continuing and confer on MHLLC the material mineral rights required to enable it to develop and operate the Project in accordance with the Corporate and Project Budget;
(2)	MHLLC is, or will be, the legal and beneficial holder of the Mineral Rights described in Schedule 2 and Schedule 3 ; and

(3)	MHLLC has in all material respects complied with its obligations in connection with its Mineral Rights to the extent required to date;
(b)	Project Documents:
(1)	no event has occurred or condition exists which would permit the cancellation, termination, forfeiture or suspension of a Project Document, nor is any party to a Project Document in default under any term of a Project Document in any material respect;
(2)	it has given to the Agent copies of all of the Project Documents, and all copies of the Project Documents and any other documents or agreements (including Authorizations) given by it or on its behalf to the Agent constitute true and complete copies in all material respects of such documents and those documents and agreements are in full force and effect subject to:
(A)	any necessary stamping and registration;
(B)	laws generally affecting creditors’ rights; and
(C)	principles of equity; and
(3)	the Project Documents contain the entire agreement of the parties to them as to the Project and supersede all previous agreements and understandings in relation to those aspects of the Project and there are no other material contracts, agreements or arrangements entered into by the Borrower or MHLLC in connection with the Project;
(c)	Project Area: the Project Area comprises all of the land, licenses and other rights which are required and necessary for the effective, proper and lawful development and operation of the Project in accordance with the Corporate and Project Budget;
(d)	Bankable Feasibility Study: the ‘Bankable Feasibility Study’ as defined in the MHLLC Operating Agreement was completed on 22 February 2012;
(e)	Manager: the Borrower is the Manager;
(f)	Management Committee: the Management Committee has been formed;
(g)	joint funding: ‘Joint Funding’ as defined in the MHLLC Operating Agreement has commenced and DHIUS has elected under section 3.2(c)(v) of Article III of the MHLLC Operating Agreement to require the Borrower to fund 100% of DHIUS’s share of MHLLC’s expenditure;
(h)	earn-in: the ‘Phase-I Earn-In’, the ‘Phase-II Earn-In and the ‘Phase-III Earn-In’ (each as defined in the MHLLC Operating Agreement) are each, pursuant to Section 3.2(c)(v) of the MHLLC Operating Agreement, deemed to have occurred;
(i)	continuing payment obligations: the only Continuing Payment Obligations required to be made by Solitario under the MHLLC Operating Agreement are those contained in Schedule 9;

(j)	Environmental Bonding: all environmental bonding obligations required up to the date this representation and warranty is given or taken to be given have been lodged in accordance with the requirements of any Environmental Law relating to the Project or the Project Area;

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(k)	Environmental Liabilities: to the best of the Borrower’s knowledge, information and belief having made due enquiry, there are no material Environmental Liabilities affecting the Project and there are no matters affecting the Project which are likely to give rise to any material Environmental Liabilities;
(l)	royalties: the only royalties, overriding royalties or production payments in respect of a Mineral Right are the royalties payable under the terms of a Mineral Right and any Permitted Royalty (or in the case of a designation by the Agent under paragraph 2 of the definition of ‘Key Mineral Rights’ in clause 1.1 , any other royalties, overriding royalties or production payments in respect of a Mineral Right disclosed to the Agent no later than 20 days following the date that the Agent makes the relevant designation);

(m)	other business: the Borrower and MHLLC are not involved in and have not conducted and do not conduct any business other than exploration, mining and project development, the development or purchase of royalty interests, and activities incidental thereto; and
(n)	insurances: in respect of the Project and the Project Assets, the Borrower has complied with clause 9.25 and all premiums due under the insurance policies required to be obtained under that clause have been paid in full.

8.3	Survival and repetition of representations and warranties

The representations and warranties given under this agreement:

(a)	survive the execution of each Transaction Document; and
(b)	are repeated on the date of each Funding Date and each Quarterly Date with respect to the facts and circumstances then subsisting until:
(1)	the Commitment is cancelled;
(2)	the Secured Moneys are unconditionally repaid in full; and
(3)	each Security is discharged,

or the Agent otherwise agrees in writing.

8.4	Reliance by Finance Parties

The Borrower acknowledges that each Finance Party has entered into each Transaction Document to which it is a party in reliance on the representations and warranties given under this agreement.

9	Undertakings
9.1	Conduct of Project

The Borrower must not without the written consent of the Agent, change the scope of the Project from that assumed in or contemplated in the Corporate and Project Budget.

9.2	Project Covenants

(a)	Force Majeure Event: The Borrower must take all action as is reasonably available to it to cause any Force Majeure Event affecting the Project to be remedied as soon as possible after that Force Majeure Event occurs, but the party affected is not obliged to incur expenditure to overcome the events or circumstances which caused the Force Majeure Event which would make the continued development of the Project uneconomic (in the reasonable opinion of the Agent).

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(b)	Permitted Royalties: The Borrower must not, without the prior written consent of the Agent, amend or vary, or agree to amend or vary, the terms of a Permitted Royalty.
(c)	continuing payments: The Borrower must comply with all of its:
(1)	Continuing Payment Obligations; and
(2)	payment obligations under an ‘Underlying Agreement’ (as defined in the MHLLC Operating Agreement).
(d)	access: The Borrower must, at the request of the Agent, procure that the Finance Parties and representatives of the Finance Parties on giving reasonable notice are allowed at all reasonable times and with reasonable frequency to have reasonable access to the Project Area and the Project Assets to inspect any of the Project Assets and to inspect any books, records, data and information which are in the custody or possession of the Borrower. The Borrower must pay the costs of expenses of the Agent for:
(1)	one site visit to the Project each year by the Agent and its representatives and consultants; and
(2)	any other site visit to the Project conducted when a Default has occurred and is continuing.

When exercising its rights under this clause, the Agent and any representatives or consultants of the Agent must comply with all safety requirements and site rules relating to the Project. Any exercise of such rights shall be conducted in a manner that does not unreasonably interfere with the operation of the Project.

9.3	Environmental issues

The Borrower must:

(a)	comply in all material respects with all Environmental Laws;
(b)	obtain, at the appropriate time having regard to the status of the Project, and comply in all material respects with, all Environmental Approvals required in connection with the development and operation of the Project; and
(c)	promptly notify the Agent of all material claims, complaints or notices concerning its compliance with Environmental Laws and Environmental Approvals.

9.4	Corporate and Project Budget
(a)	The Borrower may amend or change the Corporate and Project Budget in a manner that:
(1)	increases or decreases any single line item by not more than 10% annually; or
(2)	increases the aggregate expenditure under the Corporate and Project Budget as a whole by not more than 10% annually in aggregate,

as long as:

(3)	in the case of an increase of the aggregate expenditure under the Corporate and Project Budget as a whole, the Borrower demonstrates to the satisfaction of the Agent (acting reasonably) that it has adequate funds to pay the additional expenditure; and

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(4)	the amendment or change does not have and could not reasonably be expected to have a Material Adverse Effect.
(b)	The Borrower must not amend or change the Corporate and Project Budget in any other manner without the Agent’s prior written consent.
9.5	Provision of information and reports

The Borrower must ensure the Agent is provided with the following, which must in the case of the information referred to in clauses 9.5(b), 9.5(c), 9.5(d) and 9.5(e), be in the form and contain information satisfactory to the Agent:

(a)	Financial Reports:
(1)	as soon as available and no later than 90 days after the end of each financial year, copies of the consolidated audited annual Financial Report of the Solitario Group for that financial year;
(2)	as soon as available and no later than 45 days after each Quarterly Date, copies of the consolidated unaudited quarterly Financial Report of the Solitario Group for the Quarter ending on that Quarterly Date;
(3)	as soon as available and no later than 45 days after each Quarterly Date, copies of the Quarterly Report for the Quarter ending on that Quarterly Date; and
(4)	as soon as available and no later than 90 days after the end of each financial year, copies of the annual Financial Report of MHLLC, which annual Financial Report shall be audited (if required) pursuant to and in accordance with section 6.12 of Article III of the MHLLC Operating Agreement;
(b)	quarterly reports: as soon as practicable and no later than 30 days after each Quarterly Date, a report detailing as appropriate having regard to the status of development of the Project:
(1)	the development of the Project;
(2)	actual and forecast expenditure (including capital costs) relating to the Project, and reconciliations and performance of the Project against the current Corporate and Project Budget; and
(3)	other information in relation to the development of the Project as the Agent may reasonably require;
(c)	Corporate and Project Budget: any proposed amendment, variation or change to the Corporate and Project Budget which requires the approval of the Agent pursuant to clause 9.4(b)

;

(d)	Proceeds Account reports: no later than 30 days after the end of each Quarter, a statement summarizing all deposits to and withdrawals from the Proceeds Account;
(e)	environmental reports: no later than 5 Business Days after becoming aware of any Environmental Liability or breach or potential breach of any Environmental Law, a report detailing those Environmental Liabilities and breaches or potential breaches of Environmental Laws;
(f)	documents issued: promptly, notification of any filing by the Borrower under Securities Laws and copies of other non-filed documents sent to the Borrower’s shareholders;

47

(g)	Group Structure Diagram: an updated Group Structure Diagram on each occasion that the then current Group Structure Diagram becomes incorrect or misleading; and
(h)	other information: any other information which the Agent reasonably requests in relation to the Borrower, MHLLC or the Project.
9.6	Proper accounts

The Borrower must:

(a)	keep accounting records which fairly present its financial condition and state of affairs; and
(b)	ensure that the accounts it provides under clause 9.5 are prepared in accordance with the Accounting Standards.

9.7	Notices to the Agent

The Borrower must notify the Agent promptly after it becomes aware of:

(a)	any Default occurring;
(b)	any material breach of, or material default under, any Document;
(c)	any material breach of any applicable license or law that could reasonably be expected to affect the validity or good standing of the Project or the Project Assets, legal and beneficial title of MHLLC to its Project Assets, or the value of the Secured Property;
(d)	any event or circumstance which entitles a person to cancel, terminate or suspend any Mineral Right, Environmental Approval, material Authorization or a Project Document;
(e)	any revised estimate of proven and probable reserves or measured, indicated and inferred resources, each as construed, reported and calculated in accordance with the Canadian Institute of Mining (CIM) Definitions Standards on Mineral Resources and Mineral Reserves adopted by the CIM Council on 14 November 2004 and included by reference in Canadian National Instrument 43-101 (as amended from time to time), in respect of the Project;
(f)	a material change in key personnel, mining or metallurgical method in respect of the Project;
(g)	any material adverse change in the financial position or prospects of it, the Project or MHLLC;
(h)	any representation, warranty, action or statement made, or taken to be made, by it in connection with any Transaction Document or with regard to the Project or the Project Assets is or becomes false, misleading or incorrect;
(i)	any material breach of an Authorization which the Borrower is required to obtain and maintain or cause to be obtained or maintained under a Transaction Document;
(j)	any breach of, or claim being made against it or MHLLC under, any Environmental Laws or Environmental Approvals in each case relating to or issued in connection with the Project;
(k)	any material notices given or received by it or MHLLC under any Project Document;
(l)	any litigation, arbitration, administration or other proceeding in respect of it or MHLLC, any of its assets or any Project Assets being commenced or threatened which:

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(1)	is in excess of $500,000 (or the equivalent amount in another currency); or
(2)	if adversely determined would have or could reasonably be expected to have a Material Adverse Effect;
(m)	any Encumbrance that exists over any of its assets other than a Permitted Encumbrance;
(n)	any material dispute between it or MHLLC and a Government Agency or any proposal of any Government Agency to compulsorily acquire any of its assets or the Project Assets;
(o)	the acquisition by it of a Subsidiary;
(p)	the acquisition by it or any of its Subsidiaries of any interest in real property;
(q)	any replacement of a member of, or the addition of a member to, the senior operating and corporate management team which manages the operations of it or the Project (including the Management Committee);
(r)	any replacement of the Manager or the appointment of an additional Manager; and
(s)	any material land claims or other claims with respect to the Project, Project Area or the Project Assets and any material dispute with landowners located in or around the Project Area.
9.8	Corporate existence

The Borrower must ensure that it, and must procure that each member of the Solitario Group (which for the avoidance of doubt, does not include MHLLC):

(a)	does everything necessary to maintain its corporate existence in good standing;
(b)	does not transfer its jurisdiction of incorporation without the prior written consent of the Agent; and
(c)	does not enter into or implement any merger, demerger, scheme of arrangement, amalgamation, consolidation, restructuring or reconstruction without the Agent’s prior written consent.
9.9	Compliance

The Borrower must comply with all its obligations under each Document to which it is a party.

9.10	Maintenance of capital

The Borrower must not without the Agent’s prior written consent:

(a)	reduce or pass a resolution to reduce its capital;
(b)	buy-back or pass a resolution to buy-back, any of its shares or member ownership interests (as applicable); or
(c)	attempt or take any steps to do anything which it is not permitted to do under clauses 9.10(a) or 9.10(b).
9.11	Compliance with laws and Authorizations
(a)	The Borrower must comply with all laws and legal requirements, including each judgment, award, decision, finding or any other determination of a Government Agency, which applies to it or any of its assets.

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(b)	The Borrower must make all filings, notifications, recordings and registrations with Government Agencies as required by Securities Laws, Mining Laws, Tax laws or any other applicable laws.
(c)	The Borrower must obtain, maintain and comply with all Authorizations required:
(1)	for the enforceability against it of each Document to which it is a party, or to enable it to perform its obligations under each Document to which it is a party;
(2)	in relation to it or any of its assets; and
(3)	for the development and operation of the Project.
(d)	The Borrower must ensure that no Authorization referred to in clause 9.11(b) is cancelled, reduced or suspended.

(e)	The Borrower must not do anything which would prevent the renewal of any Authorization referred to in clause 9.11(b) or cause it to be renewed on less favorable terms.

9.12	ERISA

The Borrower must not adopt any employee pension plan covered by ERISA or any related rules or regulations, without the prior written consent of the Agent.

9.13	Payment of debts, expenses and Taxes
(a)	The Borrower must pay or cause to be paid:
(1)	its debts and financial obligations including all rates, rents and other outgoings when due and payable, except where it is contesting its liability to pay that debt or financial obligation, and has reasonable grounds to do so, in good faith in appropriate proceedings satisfactory to the Agent;
(2)	all Taxes when due, other than Contested Taxes; and
(3)	all Contested Taxes when the terms of any final determination or settlement require those Contested Taxes to be paid, unless failure to pay any Contested Taxes may have a Material Adverse Effect, in which case those the Contested Taxes must be paid on demand.
(b)	The Borrower must set aside sufficient reserves to cover any Contested Taxes or debts of financial obligations being contested as described in clause 9.13(a)(1)

.

9.14	Project Documents
(a)	The Borrower must not, without the prior written consent of the Agent:
(1)	amend or vary, or agree to an amendment or variation of;
(2)	terminate, rescind or discharge (except by performance);
(3)	grant any waiver, time or indulgence in respect of any obligation under;
(4)	do or omit to do anything which may adversely affect the provisions or operation of; or
(5)	do or omit to do anything which would give any other person legal or equitable grounds to do anything in clause 9.14(a)(1) to (4)in respect of,

any Project Document to which it is a party.

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(b)	If the Borrower proposes to enter into a Material Agreement, the Agent may request the Borrower to enter, and the Borrower to procure that each other party to the Material Agreement enter, into a side agreement or tripartite agreement between the Finance Parties, the Borrower and each other party to that Material Agreement in form and substance satisfactory to the Agent acting reasonably.
(c)	If the Agent makes a request under clause 9.14(b) that a side agreement or tripartite agreement be entered into in respect of a Material Agreement, the Borrower may not enter into that Material Agreement unless a side agreement or tripartite agreement has been entered into between the Finance Parties, the Borrower and each other party to that Material Agreement in form and substance satisfactory to the Agent acting reasonably.

(d)	The parties agree that no term contained in a side agreement or tripartite agreement affects the rights and obligations of the parties under any other Transaction Document unless provision to that effect is expressly made in the relevant side agreement.
(e)	The Borrower must do all things necessary to enforce all of its rights, powers and remedies under each Project Document to which it is a party where it is commercially prudent to do so.
(f)	The Borrower must not enter into any agreement relating to the development and operation of the Project or any other agreement or contract which relates to the Project where the aggregate amount of payments to be made under that agreement or contract is anticipated to exceed $500,000, without the prior written consent of the Agent.
9.15	MHLLC Operating Agreement and Letter of Intent

The Borrower must:

(a)	compliance with MHLLC Operating Agreement obligations: comply with all of its obligations under the MHLLC Operating Agreement, including performing the Continuing Payment Obligations on their respective due dates;
(b)	compliance with Letter of Intent obligations: subscribe for shares and other securities in Ely Gold & Minerals Inc. on the dates provided for in the Letter of Intent;
(c)	Manager: not resign as Manager;
(d)	notices: provide the Agent with a copy of:
(1)	any notice of or relating to any default and any notice exercising or relating to the exercise of any right, power, authority, discretion or remedy as a result of any default under the MHLLC Operating Agreement, including a notice given under section 3.2(c) of Article III of the MHLLC Operating Agreement; or
(2)	any other material notice given under the MHLLC Operating Agreement,

at the same time it receives that notice;

(e)	cash calls:
(1)	comply with its obligations under section 3.3 of Article III of the MHLLC Operating Agreement; and
(2)	consult with the Agent in respect of the exercise or non-exercise of any of its rights under section 3.4 of Article III of the MHLLC Operating Agreement;
(f)	Opt-Out notice:

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(1)	not give an Opt-out Notice; and
(2)	not do or omit to do any thing which would:
(A)	entitle DHIUS to terminate, rescind or accept repudiation of, or suspend the performance of any of its obligations under, the MHLLC Operating Agreement; or
(B)	result in a reduction of the Borrower’s Ownership Interest or the delivery or deemed delivery of an Opt-out Notice;
(g)	Non-Contribution Notice:
(1)	not give a Non-Contribution Notice (as defined in the MHLLC Operating Agreement) without the prior written consent of the Agent; and
(2)	consult with the Agent in respect of the exercise or non-exercise of any of its rights under sections 6.5 and 6.6 of Article VI of the MHLLC Operating Agreement following its receipt of any Non-Contribution Notice (as defined in the MHLLC Operating Agreement); and
(h)	enforcement of rights under MHLLC Operating Agreement: if requested by the Agent, enforce any of its rights under the MHLLC Operating Agreement, including any rights arising as a result of a breach of any representation and warranty given under the MHLLC Operating Agreement.
9.16	Amendments to constitution

The Borrower must not amend its memorandum and articles of association, articles of incorporation, articles of organization, by-laws, constitution, operating agreement, or other organizational or formation documents without the Agent’s prior written consent, which consent must not be unreasonably withheld.

9.17	Negative pledge and disposal of assets
(a)	The Borrower must not create or allow to exist or agree to any interest or Encumbrance over any of its assets or the Project Assets other than a Permitted Encumbrance.
(b)	The Borrower must not Dispose of any of its assets other than a Disposal (which is not a Disposal of a Project Asset) which is Permitted Disposal.
(c)	The Borrower must not allow any other person to have a right or power to receive or claim any rents, profits, receivables, money or moneys worth (whether capital or income) in respect of its assets other than under a Permitted Encumbrance or Permitted Royalty.
(d)	The Borrower must not enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts, except for a netting or set-off arrangement in the ordinary course of its ordinary banking arrangements for the purpose of netting debit and credit balances, and except for a Permitted Encumbrance or a set-off arising under an agreement under which Permitted Financial Accommodation is given or Permitted Financial Indebtedness is incurred.
(e)	The Borrower must not enter into any arrangement which, if complied with, would prevent it from complying with its obligations under the Transaction Documents.
(f)	The Borrower must not Dispose of any of its Ownership Interest in MHLLC without the prior written consent of the Agent.

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9.18	No change to business

The Borrower must procure that:

(a)	its business is operated in accordance with the Corporate and Project Budget subject to Borrower’s right to modify the same with Agent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed); and
(b)	it does not engage in any business other than, or do anything which would result in substantial changes to, its existing core businesses and operations,

in each case except with the prior written consent of the Agent.

9.19	Financial accommodation and Financial Indebtedness
(a)	The Borrower must not subscribe for capital in an entity, provide any financial accommodation, or give any Surety Obligation in respect of any financial accommodation, to or for the benefit of any person, other than:
(1)	Permitted Financial Accommodation; and
(2)	the subscription by the Borrower for shares in Ely Gold & Minerals Inc. in accordance with the Letter of Intent.
(b)	The Borrower must not incur any Financial Indebtedness other than Permitted Financial Indebtedness.
(c)	The Borrower must not owe any obligations in respect of Financial Indebtedness or other claims to a member of the Solitario Group (other than in the case of the Borrower another Solitario Group member or as arising by operation of law).
9.20	Arm’s length transactions

The Borrower must not, and must procure that a member of the Solitario Group (which for the avoidance of doubt does not include MHLLC) does not:

(a)	enter into an agreement with any Person (other than an inter-company loan by the Borrower to a wholly owned Subsidiary in accordance with paragraph 6 of the definition of Permitted Financial Accommodation);

(b)	acquire or Dispose of an asset;
(c)	obtain or provide a service (except as permitted by the MHLLC Operating Agreement);
(d)	obtain a right or incur an obligation; or
(e)	implement any other transaction,

unless it does so on terms which are no less favorable to it than commercially reasonable arm’s length terms. For the avoidance of doubt, any:

(f)	Permitted Disposal of the type described in items 7 or 8 of the definition of that term in clause 1.1; and
(g)	payment of management fees or reimbursements payable under the MHLLC Operating Agreement,

will be taken to be on commercially reasonable arm’s length terms.

9.21	Restrictions on Distributions and fees

The Borrower must not:

(a)	make any Distribution; or

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(b)	except as permitted by the MHLLC Operating Agreement, pay any director fees, management fees, consultancy fees or other like payments to any of its directors or Affiliates unless those fees or other payments are:
(1)	reasonable and no more or less favorable than it is reasonable to expect would be the case if the relevant persons were dealing with each other on commercially reasonable arm’s length terms; or
(2)	paid with the Agent’s prior written consent.
9.22	Undertakings regarding property

The Borrower must:

(a)	maintenance of property:
(1)	maintain and protect its property;
(2)	keep its property in a good state of repair and in good working order allowing for fair wear and tear;
(3)	remedy every material defect in its title to any part of its property;
(4)	take or defend all legal proceedings to protect or recover any of its property; and
(5)	keep its property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss.
(b)	no partnership or joint venture: not enter into any profit sharing arrangement in relation to its property or any partnership or joint venture with any other person without the Agent’s written consent, other than:
(1)	under the MHLLC Operating Agreement;
(2)	a Permitted Royalty; or
(3)	a farm-in, joint venture or similar arrangement in respect of a Disposal of the kind described in item 4 of Permitted Disposal; and

(c)	no Encumbrances: cause any Encumbrance which is filed or recorded in respect of its property, other than a Permitted Encumbrance, to be removed as soon as reasonably practicable but in any event within 10 Business Days after the date that it becomes aware of its existence.
9.23	Undertakings in relation to Security Interests

The Borrower must:

(a)	further security: do anything which the Agent reasonably requests which more satisfactorily charges or secures the priority of its Security Interest, or secures to the Financier its Secured Property in a manner consistent with any provision of a Transaction Document, or aids in the exercise of any Power of a Finance Party, including, the execution of any document, the delivery of Title Documents or the execution and delivery of blank transfers;
(b)	Title Documents: deposit with the Agent all the Title Documents it holds or is entitled to hold in respect of any of its Secured Property which is subject to a fixed charge, mortgage, a pledge or similar kind of security interest created under the Security Documents immediately on:
(1)	its execution of a Security Document; and
(2)	acquisition of any asset which forms part of its Secured Property and is subject to that charge, mortgage, pledge or similar kind of security interest; and

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(c)	registration and protection of security: ensure that the Security Documents are registered, recorded, and filed in all registers in all jurisdictions in which they must be registered, recorded or filed to ensure the enforceability, validity and priority of the Security Interests against all persons and to be effective as a security interest.
9.24	Governance
(a)	The Borrower must notify the Agent in writing not less than 10 Business Days in advance of any proposed change in the composition of the board of the Borrower which change consists of the election or appointment of any new director.
(b)	If the Borrower notifies the Agent of a change in the composition of its board under clause 9.24(a), the Agent must, within 5 Business days after receipt of such notice, provide a notice to the Borrower advising it as to whether the new composition of the board of the Borrower is acceptable or unacceptable to the Finance Parties (in their discretion).

(c)	If the Agent notifies the Borrower under clause 9.24(b) that the change in the composition of the board of the Borrower is unacceptable to the Finance parties and such change nonetheless occurs, it will be a Review Event.

(d)	The Borrower must notify the Agent in writing within 5 Business Days after any change in the composition of the board of the Borrower if such change has not already been notified to the Agent under clause 9.24(a)

.

9.25	Insurance
(a)	General requirements: The Borrower must insure and keep insured its property:
(1)	for amounts and against risks in accordance with Good Industry Practice;
(2)	against damage, destruction and any other risk to their full replacement value;
(3)	against workers’ compensation and public liability; and
(4)	for any other risk to the extent and for the amounts the Agent may reasonably require and notify to the Borrower from time to time.
(b)	Payment of premiums: The Borrower shall cause all premiums and other amounts necessary to effect and maintain in force each insurance policy to be punctually paid.
(c)	Contents of insurance policy: The Borrower shall undertake all actions necessary so that every insurance policy:
(1)	is taken out in the name of the relevant party, notes each Finance Party as an additional insured, loss payee or mortgagee, as its interests may appear;
(2)	names the Agent as the loss payee;
(3)	provides that it cannot be terminated or varied by the insurer for any reason including the non-payment of the premium or any other amount in respect of the insurance policy, unless the Agent is given 10 days prior written notice for non-payment of the relevant premium or 30 days prior written notice for any other reason for termination or variation of the relevant insurance policy;
(4)	provides that notice of any occurrence given by one insured party will be regarded as notice given by all insured parties and that failure by one insured party to observe and fulfill the conditions of the policy will not prejudice the rights of any other insured party;

55

(5)	insures the Finance Parties’ interest up to the limits of the policy regardless of any breach or violation by the Borrower of any warranties, declarations or conditions contained in that policy; and
(6)	includes any other terms and conditions which the Agent may reasonably require, unless the insurer does not agree to those terms and conditions after the Borrower has used commercially reasonable efforts to obtain them.
(d)	Reputable insurer: Each insurance policy required under this clause must be taken out with a reputable insurer approved by the Agent (whose approval is not to be unreasonably withheld).
(e)	No prejudice: The Borrower must not do or omit to do, or allow or permit to be done or not done, anything which may materially prejudice any insurance policy.
(f)	Deliver documents: The Borrower must promptly deliver to the Agent:
(1)	adequate evidence as to the existence and currency of insurance coverages required under this clause 9.25;

(2)	adequate evidence as to the existence and currency of insurance coverages taken out by MHLLC which are equivalent to the insurances required for the Borrower under clause 9.25(a); and
(3)	any other detail which the Agent may reasonably require by written notification to the Borrower from time to time.
(g)	No change to policy: No insurance policy may be varied, rescinded, terminated, cancelled or changed in a material respect without the Agent’s written consent, which must not be unreasonably withheld, conditioned or delayed.
(h)	Full disclosure: Before entering into each insurance policy, the Borrower must disclose to the insurer all facts which are material to the insurer’s risk.
(i)	Assistance in recovery of money: The Borrower must do all things reasonably required by a Finance Party to enable the Finance Party to recover any money due in respect of an insurance policy taken out by the Borrower.
(j)	Notification by Security Provider: The Borrower must notify the Agent as soon as reasonably practicable after it becomes aware of:
(1)	an event which in relation to the property of it or MHLLC gives rise to a claim of $500,000 or more under an insurance policy; and
(2)	the cancellation or variation for any reason of any insurance policy in relation to the property of it or MHLLC.
(k)	Dealing with insurance policy proceeds: In respect of an insurance taken out by the Borrower
(1)	if a claim with respect to property is greater than $500,000, or if a claim with respect to property is less than $500,000 but the Agent determines that there are not sufficient funds available to the Borrower to ensure that the Borrower can pay or repay any part of the Secured Moneys due and payable by it, the Agent may irrevocably authorize, instruct and direct the insurer to pay the proceeds of that claim to up to the amount of the Secured Moneys to the Financier;
(2)	if an Event of Default has occurred and is continuing, the proceeds in respect of any insurance policy must be used to repay the Secured Moneys outstanding at that time or for any other purpose which the Agent approves;

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(3)	the proceeds in respect of any claim under an insurance policy in respect of lost, destroyed or damaged property that are not being applied in accordance with clauses 9.25(k)(1) 9.25(k)(2) and, shall be applied towards the repair, replacement and reconstruction of that property;
(4)	clauses 9.25(k)(1), (2)and (3) do not apply to proceeds received from any workers’ compensation or public liability policy to the extent that the proceeds are paid to a person entitled to be compensated under the workers’ compensation or public liability policy; and
(5)	any amount received by the Agent in accordance with clauses 9.25(k)(1) or 9.25(k)(2)may be applied by the Agent as a mandatory prepayment of the Principal Outstanding, and clause 3.6 will apply to the prepayment.
(l)	Power to take proceedings: In respect of an insurance taken out by the Borrower, if an Event of Default has occurred and is continuing and a Receiver has not been appointed, the Agent alone has full power to make, enforce, settle, compromise, sue on and discharge all claims and recover and receive all moneys payable in respect of:
(1)	any claim under any insurance policy; and
(2)	any compensation claim in respect of any injury to an employee of a Finance Party, Receiver or Attorney suffered while exercising or attempting to exercise any Power.
9.26	Term of undertakings

Unless the Agent otherwise agrees in writing, until:

(a)	the Commitment is cancelled;
(b)	the Secured Moneys are unconditionally paid in full; and
(c)	each Security Interest is discharged,

the Borrower must, at its own cost, comply with its undertakings in this clause 9

.

10	Proceeds Account
10.1	Establishment of Proceeds Account

The Borrower covenants and agrees with the Agent:

(a)	to establish and maintain a Dollars denominated interest bearing account located in the United States of America in a place and with a bank or financial institution acceptable to the Agent, that account to be called ‘Solitario Mt Hamilton – Proceeds Account’;
(b)	to maintain the Proceeds Account in the location and with the bank or financial institution at which each of that account was originally established and not change that account to another bank or financial institution without the Agent’s prior written consent;
(c)	to cause all interest and other earnings on the Proceeds Account to be credited to that account; and
(d)	to deal with the amounts standing to the credit of the Proceeds Account in accordance with this clause 10 and not otherwise.

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10.2	Flow of funds from Proceeds Account
(a)	The Borrower must deposit, or cause to be deposited, directly into the Proceeds Account:
(1)	the proceeds of all Funding Portions; and
(2)	any money received in connection with the Project (including proceeds of sales of assets and insurance proceeds).
(b)	The Borrower must not make a withdrawal from the Proceeds Account for any purpose at any time unless:
(1)	the Borrower has provided the Agent with a notice setting out:
(A)	the amount of the proposed withdrawal;
(B)	the purpose for which the funds will be used; and
(C)	the nature and extent to which the use of the funds deviates from the approved Corporate and Project Budget,

(Withdrawal Notice);

(2)	the withdrawal is made for payment of amounts payable within the next following 30 day period as set out in the approved Corporate and Project Budget; and
(3)	the Agent has approved the withdrawal in writing (that approval not to be withheld in the event that any deviations from the approved Corporate and Project Budget do not exceed by more than 10% the amounts allowed for that expenditure in the approved Corporate and Project Budget), and at the time of the proposed withdrawal, no Default or Review Event has occurred and is continuing, or would occur as a result of making the withdrawal.

11	Events of Default and Review Events
11.1	Events of Default

It is an Event of Default, whether or not it is within the control of the Borrower, if:

(a)	failure to pay: the Borrower fails to pay or repay any part of the Secured Moneys when due and payable by it, unless its failure to pay is caused by administrative or technical error beyond the control of the Borrower and payment is made within 3 Business Days of the due date;
(b)	other failure: the Borrower fails to perform any undertaking or obligation of it under any Transaction Document (other than as described in clause 11.1(a)) and, where that failure is remediable, the Borrower does not remedy the failure within 10 Business Days (or such longer period as may be agreed between the parties) after the Borrower receives a notice from the Agent specifying the failure;

(c)	Key Mineral Rights: a Key Mineral Right is terminated or otherwise ceases to be in full force and effect;
(d)	Project Documents: the Borrower or MHLLC fails to perform or observe any of its material undertakings or obligations under a Project Document and the Borrower does not procure the remedy of the failure within the grace period stated in the Project Document or, if no grace period is stated, within 15 Business Days;

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(e)	conduct of Project: the Project is not diligently developed and maintained in accordance with the Corporate Project and Budget, Good Industry Practice and Authorizations;
(f)	Project Assets:
(1)	MHLLC does not own (including by way of leasehold and other rights) all Project Assets;
(2)	a person other than MHLLC has any right, title or interest in the Project Assets, other than under a Permitted Encumbrance and rights and interests disclosed in a Project Document provided to the Agent under clause 2.1(d);

(3)	except for Permitted Disposals, MHLLC Disposes of, decreases or diminishes its interest in the Project Assets without the prior written consent of the Agent; or
(4)	the Project Assets are not maintained to the standard described in clause 11.1(p);

(g)	Permitted Royalties: MHLLC amends or varies, or agrees to amend or vary, the terms of a Permitted Royalty;
(h)	environmental issues: MHLLC does not:
(1)	comply in all material respects with all Environmental Laws; or
(2)	obtain, at the appropriate time having regard to the status of the Project, and comply in all material respect with, all Environmental Approvals required in connection with the development and operation of the Project;
(i)	Mineral Rights: MHLLC does not:
(1)	have, and continue to have, good title (including by way of leasehold and other rights) to its Key Mineral Rights;
(2)	take, or procure to be taken, all actions necessary to ensure that all conditions and requirements relating to its Key Mineral Rights and all other Mineral Rights are observed and performed and that its Key Mineral Rights and those Mineral Rights remain valid and are in full force and effect; or
(3)	keep its Key Mineral Rights and other Mineral Rights free from Encumbrances other than Permitted Encumbrances;
(j)	corporate existence: MHLLC:
(1)	does not do everything necessary to maintain its corporate existence in good standing; or
(2)	enters into or implements any merger, demerger, scheme of arrangement, amalgamation, consolidation, restructuring or reconstruction without the prior written consent of the Agent;
(k)	compliance: MHLLC does not comply with all its obligations under each Project Document to which it is a party;
(l)	compliance with laws and Authorizations: MHLLC does not:
(1)	comply with all laws and legal requirements, including each judgment, award, decision, finding or any other determination of a Government Agency, which applies to it or any of its assets;
(2)	make all filings, notifications, recordings and registrations with Government Agencies as required by Securities Laws, Mining Laws, Tax laws or any other applicable laws;

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(3)	obtain, maintain and comply in all material respects with all Authorizations required:
(A)	for the enforceability against it of each Document to which it is a party, or to enable it to perform its obligations under each Document to which it is a party;
(B)	in relation to it or any of its assets; and
(C)	for the development and operation of the Project;
(4)	ensure that an Authorization referred to in clause 11.1(l)(3) is not cancelled reduced or suspended;

(5)	do anything required for the renewal of any Authorization referred to in clause 11.1(l)(3)or does anything that causes it to be renewed on less favorable terms;

(m)	Project Documents: MHLLC:
(1)	amends or varies, or agrees to an amendment or variation of;
(2)	terminates, rescinds or discharges (except by performance);
(3)	grants any waiver, time or indulgence in respect of any obligation under;
(4)	does or omits to do anything which may adversely affect the provisions or operation of; or
(5)	does or omits to do anything which would give any other person legal or equitable grounds to do anything in clause 11.1(m)(1) to 9.14(a)(4)in respect of,

any Project Document to which it is a party, or enters into any agreement relating to the development and operation of the Project or any other agreement or contract which relates to the Project where the aggregate amount of payments to be made under that agreement or contract is anticipated to exceed $500,000, without the prior written consent of the Agent;

(n)	failure to enforce: MHLLC fails to do all things necessary to enforce all of its rights, powers and remedies under each Project Document to which it is a party where it is commercially prudent to do so;
(o)	financial accommodation and Financial Indebtedness: MHLLC:
(1)	subscribes for capital in an entity, provides any financial accommodation, or gives any Surety Obligation in respect of any financial accommodation, to or for the benefit of any person, other than Permitted Financial Accommodation;
(2)	incurs any Financial Indebtedness other than Permitted Financial Indebtedness;
(3)	owes any obligations in respect of Financial Indebtedness or other claims to a member of the Solitario Group;
(p)	property related matters: MHLLC:
(1)	fails to maintain and protect its property;
(2)	fails to keep its property in a good state of repair and in good working order allowing for fair wear and tear;
(3)	fails to remedy every material defect in its title to any part of its property;
(4)	fails to take or defend all legal proceedings to protect or recover any of its property;

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(5)	fails to keep its property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss;
(6)	enters into any profit sharing arrangement in relation to its property or any partnership or joint venture with any other person without the Agent’s written consent, other than under the MHLLC Operating Agreement or a Permitted Royalty; or
(7)	fails to cause any Encumbrance which is filed or recorded in respect of its property, other than a Permitted Encumbrance, to be removed as soon as reasonably practicable but in any event within 10 Business Days after the date that it becomes aware of its existence;
(q)	insurance: MHLLC fails to insure or to keep insured its property:
(1)	for amounts and against risks in accordance with Good Industry Practice;
(2)	against damage, destruction and any other risk to their full replacement value;
(3)	against workers’ compensation and public liability; or
(4)	for any other risk to the extent and for the amounts that it is commercially prudent to do so;
(r)	abandonment: all or any material part of the Project, is abandoned;
(s)	ownership interest: the Borrower ceases to hold an Ownership Interest in MHLLC of at least 80%;
(t)	destruction of Secured Property: all or a material part of the property of the Borrower or MHLLC is destroyed, lost or damaged beyond repair or proves to be materially defective in circumstances not covered fully by any insurance in favor of the relevant insured person;
(u)	expropriation: any property of the Borrower or MHLLC which is a Project Asset or Secured Property is seized, nationalized, compulsorily acquired or expropriated by, or by order of, a Government Agency, or under any law or a Government Agency orders the sale, vesting or divesting of any part of the property of the Borrower or MHLLC which is a Project Asset or Secured Property, or a restraint, restriction, prohibition, intervention, law, decree or other order of a Government Agency or any other matter or thing occurs which wholly or partially prevents or hinders:
(1)	the performance by the Borrower of any of its obligations under a Document or by MHLLC or any of its obligations under a Project Document; or
(2)	the development or operation of the Project or the Project Assets;
(v)	misrepresentation: any representation or warranty or statement made, or taken to have been made in accordance with clause 8.3 , under or in connection with a Transaction Document is found to have been incorrect or misleading when made or repeated, or taken to have been made or repeated, and, if the circumstances giving rise to the misrepresentation are remediable, the Borrower does not remedy the circumstances giving rise to the breach within 20 Business Days after that representation or warranty or statement was made or taken to have been made (and for the avoidance of doubt, if the circumstances giving rise to the misrepresentation are not remediable, no grace or cure period shall be afforded to the Borrower);

(w)	cross default: any Financial Indebtedness of the Borrower or MHLLC in an amount in excess of $250,000:
(1)	becomes due and payable, or becomes capable of being declared due and payable, before the scheduled date for payment; or

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(2)	is not paid when due (after taking into account any applicable grace period);
(x)	Encumbrance: any Encumbrance (other than an Encumbrance described in item 4 of the definition of Permitted Encumbrance in clause 1.1 is enforced against an asset of a the Borrower or MHLLC;

(y)	judgment: a judgment in an amount exceeding $250,000 is obtained against the Borrower or MHLLC and is not set aside, stayed pending the outcome of an appeal (for so long as it is stayed) or satisfied within 10 Business Days;
(z)	execution: a distress, attachment, execution or other process of a Government Agency is issued against, levied or entered upon an asset of the Borrower or MHLLC in an amount exceeding $250,000 and is not set aside or satisfied within 10 Business Days;
(aa)	winding up: any of the following occur:
(1)	an application is made;
(2)	an order is made; or
(3)	a resolution is passed or any steps are taken to pass a resolution,

for the winding up of the Borrower or MHLLC;

(bb)	administration, liquidation, receivership etc: any of the following occur:
(1)	an administrator, liquidator, provisional liquidator, receiver, receiver and manager, official manager, trustee, controller or similar official is appointed, or any steps are taken to that appointment; or
(2)	a resolution to appoint an administrator, liquidator, provisional liquidator, receiver, receiver and manager, official manager, trustee, controller or similar official is passed, or any steps are taken to pass a resolution to that appointment, to the Borrower or MHLLC or over the assets of the Borrower or MHLLC;

(cc)	dissolution: the Borrower or MHLLC is dissolved, or any steps are taken to dissolve the Borrower or MHLLC under any applicable law;
(dd)	suspends payment: the Borrower or MHLLC suspends payment of its debts generally;
(ee)	insolvency: the Borrower or MHLLC:
(1)	is unable to pay its debts when they are due;
(2)	states that it is insolvent or unable to pay its debts when they are due; or
(3)	is presumed to be insolvent in accordance with the Debtor Relief Laws;
(ff)	arrangements: the Borrower or MHLLC enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, any of its creditors;
(gg)	reorganization: a breaches of clause 9.8(c) occurs with respect to the Borrower;

(hh)	ceasing business: the Borrower or MHLLC ceases to carry on business;
(ii)	unenforceability:
(1)	a material provision of a Document is illegal, void, voidable or unenforceable;
(2)	any person becomes entitled to terminate, rescind or avoid any material provision of any Document; or

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(3)	the execution, delivery or performance of a Document by the Borrower or MHLLC or a Project Document by MHLLC in any material respect breaches or results in a contravention of any law;
(jj)	suspension: the Shares are suspended from quotation on an Exchange for more than 5 consecutive Trading Days;
(kk)	subscription for Ely Shares: the Borrower fails to subscribe for shares and other securities in Ely Gold & Minerals Inc. on any of the dates provided for in the Letter of Intent or to perform any of the Continuing Payment Obligations on their respective due dates; or
(ll)	Material Adverse Effect: any event occurs which has or is likely to have a Material Adverse Effect.
11.2	Cure periods
(a)	Where an Event of Default occurs under any of clauses 11.1(e) to 11.1(q) inclusive and that Event of Default is remediable, the Finance Parties must not take any action under clause 11.2 , unless the Borrower fails to remedy the circumstances giving rise to the Event of Default within 10 Business Days (or such longer period as may be agreed between the parties) after the Borrower receives a notice from the Agent requiring that the Event of Default be remedied.
(b)	Despite the foregoing, to the extent that any Event of Default described in clause 11.1 is capable of being remedied by DHIUS, the Finance Parties must not take any action under clause 11.2, unless DHIUS has not remedied the Default within the cure period provided for under the MHLLC OA Side Agreement.

11.3	Effect of Event of Default
(a)	If an Event of Default occurs and while it is continuing the Agent may, by notice to the Borrower declare that:
(1)	the Secured Moneys are immediately due and payable; or
(2)	the Commitment is cancelled,

or make each of the declarations under clauses 11.3(a)(1) and 11.3(a)(2).

(b)	The Borrower must immediately repay the Secured Moneys on receipt of a notice under clause 11.3(a)(1).

(c)	Despite the foregoing, and without limiting the provisions of any Transaction Document, if an Event of Default described in clause 11.1(bb) occurs in relation to the Borrower or MHLLC, the Commitment will be automatically cancelled and all Secured Money will become immediately due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of non-payment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are by this clause expressly waived by the Borrower.

11.4	Parties to continue to perform
(a)	If the Agent makes a declaration under clause 11.2 or a gives a notice under clause 11.6(d):

(1)	the declaration or notice does not affect the obligations of the Borrower under the Transaction Documents; and
(2)	the Borrower must continue to perform its obligations under the Transaction Documents as if the declaration had not been made or the notice had not been given, subject to any directions given by a Finance Party under any Transaction Document.

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(b)	Clause 11.4(a) does not affect the Borrower’s obligations under clause 11.2.
11.5	Enforcement
(a)	The Transaction Documents may be enforced in accordance with their terms without notice to the Borrower or any other person even if:
(1)	a Finance Party accepts any part of the Secured Moneys after an Event of Default; or
(2)	there has been any other Event of Default.
(b)	No Finance Party is liable to the Borrower for any Loss the Borrower may suffer, incur or be liable for arising out of or in connection with a Finance Party exercising any Power, except to the extent specifically set out in a Transaction Document.
11.6	Review event
(a)	It is a Review Event if:
(1)	there is a change in:
•	Control of the Borrower;
•	the identity of any Representative (as defined in the MHLLC Operating agreement) of Solitario on the Management Committee; or
•	the identity of the Manager;
(2)	the board of the Borrower is not in a form acceptable to the Finance Parties at the expiration of the relevant time period in accordance with clause 9.24(c) ; or

(3)	the Agent forms the view, acting reasonably and having regard to the most recent information provided to the Agent under clause 9.5 , that the funds available to the Borrower (including amounts available under the Facility) will not in any period be adequate to meet its financial obligations as set out in the Corporate and Project Budget for that period.

(b)	The Borrower must notify the Agent as soon as it becomes aware of the occurrence of a Review Event.
(c)	The Financier has the right to review the Facility for a period of 60 days from the date on which the Agent receives a notice under clause 11.6(a) or becomes aware of the occurrence of a Review Event.

(d)	If the Financier decides that it does not wish to continue to provide the Facility following the occurrence of a Review Event, it must give written notice to that effect to the Borrower within the 60 day review period referred to in clause 11.6(c) . The notice must state a date (not earlier than 90 days from the date of the service of the notice) by which the Secured Moneys must be paid in full, and the Borrower must pay the Secured Moneys to the Agent in full on the date stated in the notice.

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12	Increased costs and illegality
12.1	Increased costs
(a)	If the Financier determines that any Change in Law affecting it or any of its Affiliates directly or indirectly:
(1)	increases the effective cost to the Financier of performing its obligations under the Transaction Documents or funding or maintaining the Commitment or the Principal Outstanding;
(2)	reduces any amount received or receivable by the Financier under the Transaction Documents; or
(3)	in any other way reduces the effective return to the Financier or any Affiliate under the Transaction Documents or the overall return on capital of the Financier or any Affiliate,

(each an Increased Cost), the Borrower must pay to the Financier within 30 days of written demand by the Agent compensation for the Increased Cost to the extent attributed by the Financier or Affiliate (using the methods it reasonably considers to be appropriate) to the Financier’s obligations under the Transaction Documents or the funding or maintenance of the Commitment or the Principal Outstanding.

(b)	A claim under clause 12.1(a) in the absence of manifest error, is sufficient evidence of the amount to which the Finance Party is entitled under clause 12.1(a) unless the contrary is proved.
(c)	If the Borrower receives a demand from the Financier under clause 12.1(a) , the Borrower may (but is not obligated to), by written notice to the Agent on or before the date which is 60 days after the date of that demand, cancel the Commitment and prepay the Secured Moneys in full.

(d)	A notice under clause 12.1(c) is irrevocable and the Borrower must, on the date which is 60 days after the date that the notice is given, pay to the Agent on account of the Financier the Secured Moneys in full.

12.2	Illegality
(a)	If any Change in Law or other event makes it illegal for the Financier to perform its obligations under the Transaction Documents or fund or maintain the Commitment, the Financier may by notice to the Borrower:
(1)	suspend its obligations under the Transaction Documents for the duration of the illegality; or
(2)	by notice to the Borrower, cancel the Commitment and require the Borrower to repay the Secured Moneys in full on the date which is 40 Business Days after the date on which the Financier gives the notice or any earlier date required by, or to comply with, the applicable law.
(b)	A notice under clause 12.2(a)(2)is irrevocable and the Borrower must, on the repayment date determined under clause 12.2(a)(2), pay to the Agent on account of the Financier the Secured Moneys in full.

12.3	Reduction of Commitment

The Commitment is reduced by any amount of Secured Moneys paid under this clause 12 and accordingly, an amount paid under this clause 12 may not be redrawn.

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12.4	Patriot Act

Each Finance Party and the Agent (for itself and not on behalf of any other Finance Party) hereby notifies the Borrower and MHLLC that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each of them, which information includes their names and addresses and other information that will allow that Finance Party or the Agent, as applicable, to identify them in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, any information and take any actions as are reasonably requested by the Agent or any Finance Party in order to assist the Agent and the Finance Parties in maintaining compliance with the Patriot Act.

13	Indemnities and Break Costs
13.1	General indemnity
(a)	The Borrower indemnifies each Finance Party against any Loss which that Finance Party, a Receiver (whether acting as agent of the Borrower or of a Finance Party) or an Attorney pays, suffers, incurs or is liable for, in respect of any of the following:
(1)	a Funding Portion required by a Funding Notice not being made for any reason including any failure to fulfill any condition precedent contained in clause 2 , but excluding any default by that Finance Party;

(2)	the occurrence of any Default;
(3)	a Finance Party exercising its Powers consequent upon or arising out of the occurrence of any Default;
(4)	the non-exercise, attempted exercise, exercise or delay in the exercise of any Power;
(5)	any act or omission of a Security Provider or any of its employees or agents when exercising its Powers consequent upon or arising out of the occurrence of any Default;
(6)	an Environmental Liability;
(7)	any compulsory acquisition or statutory or judicial divestiture of any Secured Property;
(8)	any other thing in respect of a Security Interest or any Secured Property; and
(9)	any payment made by the Financier to the Agent to indemnify the Agent for a Loss the Agent pays, suffers, incurs or is liable for in acting as Agent.
(b)	The indemnity in clause 13.1(a) includes:

(1)	the amount determined by a Finance Party as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Finance Party to fund or maintain the Commitment; and
(2)	loss of Margin (but only to the extent of amounts actually advanced by a Finance Party to the Borrower in accordance with this agreement and the other Transaction Documents).

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(c)	The indemnity in clause 13.1(a) does not include or apply to any Loss suffered or incurred by any Finance Party which results from that Finance Party’s fraud, gross negligence or willful misconduct.

13.2	Break Costs

The Borrower must, within 3 Business Days of demand by the Agent, pay to the Agent for the account of each Finance Party its Break Costs attributable to all or any part of a Funding Portion being prepaid or repaid by the Borrower on a day other than the last day of the Interest Period for that Funding Portion.

13.3	Continuing indemnities and evidence of Loss
(a)	Each indemnity of the Borrower in a Transaction Document is a continuing obligation of the Borrower, despite:
(1)	any settlement of account; or
(2)	the occurrence of any other thing,

and remains in full force and effect until:

(3)	the Secured Moneys are unconditionally repaid in full; and
(4)	each Security Interest has been finally discharged.
(b)	Each indemnity of the Borrower in a Transaction Document is an additional, separate and independent obligation of it and no one indemnity limits the general nature of any other indemnity.
(c)	Each indemnity in a Transaction Document survives the termination of any Transaction Document.
(d)	A certificate given by an Officer of a Finance Party detailing the amount of any Loss covered by any indemnity in a Transaction Document is sufficient evidence unless the contrary is proved.
14	Fees, Tax, costs and expenses
14.1	Arrangement fee

The Borrower must pay to the Agent a non-refundable, non-rebateable fee equal to 5% of the Commitment (being $250,000) on the date of execution of this agreement, less the amount of the Work Fee already paid.

14.2	Tax
(a)	The Borrower must pay any Tax, other than an Excluded Tax in respect of any Finance Party, which is payable in respect of a Transaction Document (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of a Transaction Document).
(b)	The Borrower must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 14.2(a) except to the extent that the fine, penalty or other cost is caused by the Agent’s failure to tender to the appropriate party money received from the Borrower at least 5 Business Days before the due date for tender.

(c)	The Borrower indemnifies each Finance Party against any amount payable under clause 14.2(a)or 14.2(b).

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14.3	Costs and expenses

The Borrower must pay the Finance Parties’ legal costs in relation to the negotiation, preparation, execution, delivery, stamping, registration and completion of a Transaction Document and all other costs and expenses of each Finance Party in relation to:

(a)	the variation and discharge of any Transaction Document;
(b)	the enforcement, protection or waiver of any rights under any Transaction Document;
(c)	the consent or approval of a Finance Party given under any Transaction Document;
(d)	any enquiry by a Government Agency involving the Borrower,

including:

(e)	any administration costs of each Finance Party in relation to the matters described in clause 14.3(c) or 14.3(d); and

(f)	any legal costs and expenses and any professional consultant’s fees for the costs and expenses described in clauses 14.3(a) to 14.3(d) inclusive on a full indemnity basis.

15	Interest on overdue amounts
15.1	Payment of interest

The Borrower must pay interest on:

(a)	any of the Secured Moneys due and payable by it, but unpaid; and
(b)	any interest payable but unpaid under this clause 15

.

15.2	Accrual of interest

The interest payable under this clause 15 accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the Secured Moneys becomes merged.

15.3	Rate of interest

The rate of interest payable under this clause 15 on any part of the Secured Moneys is the higher of:

(a)	the Overdue Rate determined by the Agent:
(1)	on the date that part of the Secured Moneys becomes due and payable but is unpaid; and
(2)	on each date which is 1 month after the immediately preceding date on which the Overdue Rate was determined under this clause 15.3(a); and

(b)	the rate fixed or payable under a judgment or other thing referred to in clause 15.2.

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16	Assignment
16.1	Assignment

The Borrower must not assign or novate any of its rights or obligations under a Transaction Document without the prior written consent of the Agent.

16.2	Borrower obligation in registered form

The obligation of the Borrower to pay principal and interest under this agreement is taken to be in registered form for the purposes of the United States Internal Revenue Code, Sections 871(h)(6), 881(c)(6), 163(f) and the regulations issued thereunder, including Temp. Treas. Reg. Section 5f.163-1(a) and Temp. Treas. Reg. Section 5f.103-1. Accordingly, the Borrower must maintain a book entry system to record the owner of the right to principal and interest and must issue to the Financier a Promissory Note evidencing the Secured Moneys and making specific reference to and complying with the registration requirements in order to effect a transfer of the rights under the obligation, and clause 16.3 will apply to any assignment by the Financier of its rights under a Transaction Document with respect to the obligation of the Borrower to pay principal and interest.

16.3	Assignment by Finance Party
(a)	Subject to the restrictions on transfer of the Financier Warrants described in clause 7.2(d) , a Finance Party may assign or novate any of its rights and obligations under a Transaction Document to any person if:

(1)	any necessary prior Authorization is obtained;
(2)	the assignment or novation is to a person in the RMB group of companies (which term includes any person, partnership or corporate entity in that group) or, after consultation with the Borrower, to a reputable bank or financial institution or to a combination of reputable banks and financial institutions; and
(3)	it notifies the Agent and the Borrower.
(b)	In the event that the Financier elects to assign any of its rights under clause 16.3(a) , the Financier must surrender to the Borrower the Promissory Note, and the Borrower must reissue the Promissory Note to the assignee. An assignment by the Financier will be taken to be effective when the Promissory Note is reissued by the Borrower.

16.4	Assist

Each party must do any thing which the Agent reasonably requests including, executing any documents or amending any Transaction Document, to effect any transfer, assignment or novation under this clause 16.

16.5	Lending Office
(a)	A Finance Party may change its Lending Office at any time.
(b)	A Financier must promptly notify the Agent and the Borrower of the change.
16.6	No increase in costs

If a Finance Party assigns or novates any of its rights or obligations under any Transaction Document or changes its Lending Office, the Borrower is not required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges which is a direct consequence of the transfer or assignment or change of Lending Office.

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17	Saving provisions
17.1	No merger of security
(a)	Nothing in this agreement merges, extinguishes, postpones, lessens or otherwise prejudicially affects:
(1)	any Encumbrance or indemnity in favor of any Finance Party; or
(2)	any Power.
(b)	No other Encumbrance or Transaction Document which a Finance Party has the benefit of in any way prejudicially affects any Power.
17.2	Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which directly or indirectly:

(a)	lessens, varies or affects in favor of the Borrower any obligations under a Transaction Document; or
(b)	stays, postpones or otherwise prevents or prejudicially affects the exercise by any Finance Party of any Power,

is negatived and excluded from each Transaction Document and all relief and protection conferred on the Borrower by or under that legislation is also negatived and excluded.

17.3	Conflict

Where any right, power, authority, discretion or remedy conferred on a Finance Party, a Receiver or an Attorney by any Transaction Document is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

17.4	Consents
(a)	Whenever the doing of any thing by the Borrower is dependent on the consent of a Finance Party, the Finance Party may withhold its consent or give it conditionally or unconditionally in its absolute discretion, unless expressly stated otherwise in a Transaction Document.
(b)	The Borrower must procure that any conditions imposed by a Finance Party under clause 17.4(a) are complied with.

17.5	Principal obligations

This agreement and each Collateral Security is:

(a)	a principal obligation and is not ancillary or collateral to any other Encumbrance (other than another Collateral Security) or other obligation; and
(b)	independent of, and unaffected by, any other Encumbrance or other obligation which any Finance Party may hold at any time in respect of the Secured Moneys.

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17.6	Non-avoidance

If any payment by the Borrower to a Finance Party is avoided for any reason including any legal limitation, disability or incapacity of or affecting the Borrower or any other thing, and whether or not:

(a)	any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or
(b)	any thing was or ought to have been within the knowledge of any Finance Party,

the Borrower:

(c)	as an additional, separate and independent obligation, indemnifies each Finance Party against that avoided payment; and
(d)	acknowledges that any liability of the Borrower under the Transaction Documents and any right or remedy of the Finance Parties under the Transaction Documents is the same as if that payment had not been made.
17.7	Set-off authorized

If the Borrower does not pay any amount when due and payable by it to any Finance Party under a Transaction Document, the Finance Party may:

(a)	apply any credit balance in any currency in any account of the Borrower with the Finance Party in or towards satisfaction of that amount; and
(b)	effect any currency conversion which may be required to make an application under clause 17.7(a)

.

17.8	Agent’s certificates and approvals
(a)	A certificate signed by any Officer of the Agent in relation to any amount, calculation or payment under any Transaction Document is sufficient evidence of that amount, calculation or payment unless the contrary is proved.
(b)	Where any provision of a Transaction Document requires the Agent’s approval, that approval will not be effective unless and until it is provided in writing.
17.9	No reliance or other obligations and risk assumption

The Borrower acknowledges and confirms that:

(a)	it has not entered into any Transaction Document in reliance on any representation, warranty, promise or statement made by or on behalf of any Finance Party;
(b)	in respect of the transactions evidenced by the Transaction Documents, no Finance Party has any obligations other than those expressly set out in the Transaction Documents; and
(c)	in respect of interest rates, exchange rates or commodity prices, no Finance Party is liable for any movement in interest rates, exchange rates or commodity prices or any information, advice or opinion provided by any Finance Party or any person on behalf of any Finance Party, even if:
(1)	provided at the request of the Borrower (it being acknowledged by the Borrower that those matters are inherently speculative);
(2)	relied on by the Borrower; or
(3)	provided incorrectly or negligently.

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17.10	Power of attorney
(a)	For consideration received, the Borrower irrevocably appoints the Agent and each Officer of the Agent as its attorney to, at any time following the occurrence of an Event of Default:
(1)	execute and deliver all documents; and
(2)	do all things,

which are necessary or desirable to give effect to each Transaction Document.

(b)	An attorney appointed under clause 17.10(a) may appoint a substitute attorney to perform any of its powers.

18	General
18.1	Confidential information

A Finance Party must not disclose to any person:

(a)	any Document, Corporate and Project Budget or Financial Report; or
(b)	any information about the Borrower or MHLLC,

except:

(c)	in connection with a permitted assignment, novation under clause 16 or any participation, where the disclosure is made on the basis that the recipient of the information will comply with this clause 18.1 in the same way that the Finance Party is required to do;

(d)	to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Transaction Documents;
(e)	to a country’s central bank, a country’s taxation office or any Government Agency requiring disclosure of the information;
(f)	in connection with the enforcement of its rights under the Transaction Documents;
(g)	where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of confidentiality;
(h)	if required by applicable law or the rules of any securities exchange; or
(i)	otherwise with the prior written consent of the Borrower (that consent not to be unreasonably withheld).

A Finance Party will not use information about the Borrower or MHLLC where to do so would constitute a breach by the Finance Party of Securities Laws.

18.2	Borrower to bear cost

Any thing which must be done by the Borrower under any Transaction Document, whether or not at the request of any Finance Party, must be done at the cost of the Borrower.

18.3	Notices
(a)	Any notice or other communication including, any request, demand, consent or approval, to or by a party to any Transaction Document must be in legible writing and in English addressed to the party in accordance with its details set out in Schedule 1 or as specified to the sender by the party by notice.

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(b)	If the sender is a company, any such notice or other communication must be signed by an Officer of the sender.
(c)	Any notice or other communication described in this clause 18.3 is regarded as being given by the sender and received by the addressee:

(1)	if by delivery in person or by recognized overnight courier, when delivered to the addressee;
(2)	if by post, three (3) days after deposit by U.S. First Class mail postage prepaid certified or return receipt requested;
(3)	if by facsimile, when received by the addressee in legible form; or
(4)	if by email, when the email (including any attachment) comes to the attention of the recipient party or a person acting on its behalf,

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.

(d)	Any notice or other communication described in this clause 18.3 can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorized by the sender.

(e)	A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 18.3(c) and informs the sender that it is not legible.

18.4	Governing law and jurisdiction
(a)	This agreement is governed by the laws of the State of Colorado and the laws of the United States of America which are applicable in the State of Colorado, without reference to conflicts of law principles.
(b)	The Borrower irrevocably submits to the non-exclusive jurisdiction of the State or Federal courts of the State of Colorado.
(c)	The Borrower irrevocably consents to venue for any dispute involving this agreement or the other Transaction documents in any State, District or Federal court sitting in the City and County of Denver, Colorado and waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.
(d)	The Borrower irrevocably waives any immunity in respect of its obligations under this agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.
18.5	Prohibition and enforceability
(a)	Any provision of, or the application of any provision of, any Transaction Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.
(b)	Any provision of, or the application of any provision of, any Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

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18.6	Waivers
(a)	Waiver of any right arising from a breach of this agreement or of any Power arising on default under this agreement or on the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.
(b)	A failure or delay in exercise, or partial exercise, of:
(1)	a right arising from a breach of this agreement or the occurrence of an Event of Default; or
(2)	a Power created or arising on default under this agreement or on the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)	A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement or on the occurrence of an Event of Default as constituting a waiver of that right or Power.
(d)	A party may not rely on any conduct of another party as a defense to exercise of a right or Power by that other party.
(e)	This clause may not itself be waived except in writing.
18.7	Variation

An amendment or modification of any term of a Transaction Document must be in writing and signed by the parties to the relevant Transaction Document.

18.8	Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of any Finance Party, Receiver or Attorney.

18.9	Counterparts
(a)	This agreement may be executed in any number of counterparts.
(b)	All counterparts, taken together, constitute one instrument.
(c)	A party may execute this agreement by signing any counterpart.

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Signing page

Executed as an agreement

Borrower
Signed for Solitario Exploration & Royalty Corp. by its authorized signatories
sign here ►	/s/Christopher E. Herald, CEO
Authorized Signatory
print name	Christopher E. Herald
sign here ►	/s/James R. Maronick, CFO
Authorized Signatory
print name	James R. Maronick

Agent
Signed for RMB Resources Inc. by its authorized signatory
sign here ►	/s/ Alvaro Belevan
Authorized Signatory
print name	Alvaro Belevan
title	Managing Director

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Financier
Signed for RMB Australia Holdings Limited by its attorney
sign here ►	/s/ Christopher Kamper
Attorney
print name	Christopher Kamper
in the presence of
sign here ►	Debbie L. Deaguero
Witness
print name	Debbie L Deaguero